
                                                                     EXHIBIT 4.1

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                    HOUSEHOLD AFFINITY FUNDING CORPORATION,
                                    Seller,


                         HOUSEHOLD FINANCE CORPORATION,
                                   Servicer,


                                      and


                             THE BANK OF NEW YORK,
                                    Trustee


                 HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I



                              AMENDED AND RESTATED
                        POOLING AND SERVICING AGREEMENT



                           Dated as of August 1, 1993
                       amending and restating in full the
                        Pooling and Servicing Agreement
                           Dated as of April 30, 1993
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

                               TABLE OF CONTENTS

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                                                                Page
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                             ARTICLE I

                            DEFINITIONS

Section 1.01.  Definitions.....................................   1
Section 1.02.  Other Definitional Provisions...................  22

                             ARTICLE II

                     CONVEYANCE OF RECEIVABLES

Section 2.01.  Conveyance of Receivables.......................  23
Section 2.02.  Acceptance by Trustee...........................  25
Section 2.03.  Representations and Warranties of the Seller
                 Relating to the Seller........................  25
Section 2.04.  Representations and Warranties of the Seller
                 Relating to the Agreement and Any Supplement
                 and the Receivables...........................  27
Section 2.05.  Reassignment of Ineligible Receivables..........  29
Section 2.06.  Reassignment of Certificateholders' Interest
                 in Trust Portfolio............................  30
Section 2.07.  Covenants of the Seller.........................  31
Section 2.08.  Covenants of The Seller with respect to the
                 Bank Purchase Agreement.......................  33
Section 2.09.  Addition of Accounts............................  34
Section 2.10.  Removal of Accounts and Participation
                 Interests.....................................  38
Section 2.11.  Account Allocations.............................  39

                            ARTICLE III
                    ADMINISTRATION AND SERVICING
                           OF RECEIVABLES

Section 3.01.  Acceptance of Appointment and Other Matters
                 Relating to the Servicer......................  40
Section 3.02.  Servicing Compensation..........................  42
Section 3.03.  Representations, Warranties and Covenants of
                 the Servicer..................................  42
Section 3.04.  Reports and Records for the Trustee.............  45
Section 3.05.  Annual Certificate of Servicer..................  45
Section 3.06.  Annual Servicing Report of Independent Public
                 Accountants; Copies of Reports Available......  45
Section 3.07.  Tax Treatment...................................  46
Section 3.08.  Notices to Household Finance Corporation........  46
Section 3.09.  Adjustments.....................................  46
Section 3.10.  Interchange; Recoveries.........................  47


                           ARTICLE IV
                  RIGHTS OF CERTIFICATEHOLDERS AND
             ALLOCATION AND APPLICATION OF COLLECTIONS
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Section 4.01.  Rights of Certificateholders....................  48
Section 4.02.  Establishment of Collection Account.............  48
Section 4.03.  Collections and Allocations.....................  50
Section 4.04.  Unallocated Principal Collections...............  51
Section 4.05.  Discount or Premium Receivables.................  51
Section 4.06.  Allocation of Trust Assets to Series or
                 Groups........................................  52

                             ARTICLE V
                    DISTRIBUTIONS AND REPORTS TO
                         CERTIFICATEHOLDERS

                             ARTICLE VI
                          THE CERTIFICATES

Section 6.01.  The Certificates................................  53
Section 6.02.  Authentication of Certificates..................  54
Section 6.03.  New Issuances...................................  54
Section 6.04.  Registration of Transfer and Exchange of
                 Certificates..................................  55
Section 6.05.  Mutilated, Destroyed, Lost or Stolen
                 Certificates..................................  57
Section 6.06.  Persons Deemed Owners...........................  57
Section 6.07.  Appointment of Paying Agent.....................  58
Section 6.08.  Access to List of Registered
                 Certificateholders' Names and Addresses.......  59
Section 6.09.  Authenticating Agent............................  59
Section 6.10.  Book-Entry Certificates.........................  60
Section 6.11.  Notices to Clearing Agency......................  61
Section 6.12.  Definitive Certificates.........................  62
Section 6.13.  Uncertificated Classes..........................  61

                            ARTICLE VII
                OTHER MATTERS RELATING TO THE SELLER

Section 7.01.  Liability of the Seller.........................  62
Section 7.02.  Merger or Consolidation of, or Assumption of
                 the Obligations of, the Seller................  62
Section 7.03.  Limitations on Liability of the Seller..........  63
Section 7.04.  Seller Indemnification of the Trust and
               the Trustee.....................................  63

                            ARTICLE VIII
               OTHER MATTERS RELATING TO THE SERVICER

Section 8.01.  Liability of the Servicer.......................  64


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Section 8.02.  Merger or Consolidation of, or Assumption of
                 the Obligations of, the Servicer.............  64
Section 8.03.  Limitation on Liability of the Servicer and
                 Others.......................................  65
Section 8.04.  Servicer Indemnification of the Trust and the
                 Trustee......................................  65
Section 8.05.  Resignation of the Servicer....................  65
Section 8.06.  Access to Certain Documentation and
                 Information Regarding the Receivables........  66
Section 8.07.  Delegation of Duties...........................  66
Section 8.08.  Examination of Records.........................  66

                           ARTICLE IX
                       AMORTIZATION EVENTS

Section 9.01.  Amortization Events............................  67
Section 9.02.  Additional Rights upon the Occurrence of
                 Certain Events...............................  68

                            ARTICLE X
                        SERVICER DEFAULTS

Section 10.01.  Servicer Defaults.............................  69
Section 10.02.  Trustee To Act; Appointment of Successor......  71
Section 10.03.  Notification to Certificateholders............  73

                            ARTICLE XI
                           THE TRUSTEE

Section 11.01.  Duties of Trustee.............................  73
Section 11.02.  Certain Matters Affecting the Trustee.........  75
Section 11.03.  Trustee Not Liable for Recitals in
                  Certificates................................  77
Section 11.04.  Trustee May Own Certificates..................  77
Section 11.05.  The Servicer To Pay Trustee's Fees and
                  Expenses....................................  77
Section 11.06.  Eligibility Requirements for Trustee..........  78
Section 11.07.  Resignation or Removal of Trustee.............  78
Section 11.08.  Successor Trustee.............................  79
Section 11.09.  Merger or Consolidation of Trustee............  79
Section 11.10.  Appointment of Co-Trustee or Separate
                  Trustee.....................................  80
Section 11.11.  Tax Returns...................................  81
Section 11.12.  Trustee May Enforce Claims Without
                  Possession of Certificates..................  81
Section 11.13.  Suits for Enforcement.........................  81
Section 11.14.  Rights of Certificateholders To Direct
                  Trustee.....................................  82
Section 11.15.  Representations and Warranties of Trustee.....  82
Section 11.16.  Maintenance of Office or Agency...............  83


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                            ARTICLE XII

                            TERMINATION

Section 12.01.  Termination of Trust...........................  83
Section 12.02.  Final Distribution.............................  83
Section 12.03.  Seller's Termination Rights....................  85

                            ARTICLE XIII
                      MISCELLANEOUS PROVISIONS

Section 13.01.  Amendment; Waiver of Past Defaults.............  85
Section 13.02.  Protection of Right, Title and Interest to
                  Trust........................................  87
Section 13.03.  Limitation on Rights of Certificateholders.....  88
Section 13.04.  Governing Law..................................  89
Section 13.05.  Notices; Payments..............................  89
Section 13.06.  Severability of Provisions.....................  90
Section 13.07.  Certificates Nonassessable and Fully Paid......  91
Section 13.08.  Further Assurances.............................  91
Section 13.09.  Nonpetition Covenant...........................  91
Section 13.10.  No Waiver; Cumulative Remedies.................  91
Section 13.11.  Counterparts...................................  91
Section 13.12.  Third-Party Beneficiaries......................  92
Section 13.13.  Actions by Certificateholders..................  92
Section 13.14   Limitation on Voting of Preferred Stock........  92
Section 13.15.  Merger and Integration.........................  92
Section 13.16.  Headings.......................................  92
Section 13.17.  Construction of Agreement......................  92

                              EXHIBITS

Exhibit A      Form of HAFC Seller Certificate
Exhibit B      Form of Assignment of Receivables in
               Additional Accounts
Exhibit C      Form of Reassignment of Receivables in Removed
               Accounts
Exhibit D      Form of Annual Servicer's Certificate
Exhibit E-1    Form of Opinion of Counsel with respect to
               Amendments
Exhibit E-2    Form of Opinion of Counsel with respect to
               Accounts
Exhibit E-3    Form of Annual Opinion of Counsel

                             SCHEDULES

Schedule 1     List of Accounts [Deemed Incorporated]

          AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT dated as of August 1, 1993, among HOUSEHOLD AFFINITY FUNDING CORPORATION, a Delaware corporation, as Seller; HOUSEHOLD FINANCE CORPORATION, a Delaware corporation, as Servicer; and THE BANK OF NEW YORK, a New York banking corporation, as Trustee. This Agreement amends and restates in full the Pooling and Servicing Agreement, dated as of April 30, 1993, among the parties listed in the preceding sentence.

          In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Certificateholders and any Series Enhancer (as defined below) to the extent provided herein and in any Supplement:


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          "Account" shall mean (a) each Initial Account, (b) each Additional Account, (c) each Related Account, (d) any account originated as a replacement of an Account in connection with the upgrade of such Account to premium status (provided that such replacement account can be traced or identified by reference to, or by way of, the applicable computer file or microfiche list previously filed pursuant hereto), (e) each Transferred Account, (f) each surviving account resulting from the combination, in accordance with the Credit Card Guidelines, of two or more of the Accounts but shall exclude (g) any Account all the Receivables in which are either: (i) after the Removal Date, removed by the Seller pursuant to Section 2.10, (ii) reassigned to the Seller pursuant to
Section 2.05 or (iii) assigned and transferred to the Servicer pursuant to
Section 3.03.

          "Act" shall mean the Securities Act of 1933, as amended.

          "Addition Date" shall mean (a) with respect to Aggregate Addition Accounts, the date from and after which such Aggregate Addition Accounts are to be included as Accounts pursuant to Section 2.09(a) or (b), (b) with respect to Participation Interests, the date from and after which such Participation Interests are to be included as assets of the Trust pursuant to Section 2.09(a) or (b), and (c) with respect to New

Accounts, the first Distribution Date following the calendar month in which such New Accounts are originated.

          "Additional Account" shall mean each New Account and each Aggregate Addition Account.

          "Additional Cut-Off Date" shall mean (a) with respect to Aggregate Addition Accounts or Participation Interests, the date specified as such in the notice delivered with respect thereto pursuant to Section 2.09(c) and (b) with respect to New Accounts, the later of the dates on which such New Accounts are originated or designated pursuant to Section 2.09(d).

          "Additional Seller" shall have the meaning specified in Section
2.09(g).

          "Administrative Receivables" shall mean all amounts billed to the Obligors on any Account in respect of administrative fees, late charges on amounts charged for merchandise and services, credit insurance premiums and all fees billed to the Obligors on the Accounts not otherwise allocated.

          "Adverse Effect" shall mean, with respect to any action, that such action will (a) result in the occurrence of an Amortization Event or (b) materially adversely affect the amount or timing of distributions to be made to the Investor Certificateholders of any Series or Class pursuant to this Agreement and the related Supplement.

          "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Aggregate Addition" shall mean the designation of additional Eligible Accounts, other than New Accounts, to be included as Accounts or of Participation Interests to be included as Trust Assets pursuant to Section 2.09(a) or (b).

          "Aggregate Addition Account" shall mean each revolving credit card account established pursuant to a Credit Card Agreement, which account is designated pursuant to Section 2.09(a) or (b) to be included as an Account and is identified in the computer file or microfiche list delivered to the Trustee by the Seller pursuant to Sections 2.01 and 2.09(h).

          "Agreement" shall mean this Amended and Restated Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including, with respect to any Series or Class, the related Supplement.

          "Amortization Event" shall have the meaning specified in Section 9.01 and, with respect to any Series, shall also mean any Amortization Event specified in the related Supplement.

          "Applicants" shall have the meaning specified in Section 6.08.

          "Appointment Date" shall have the meaning specified in Section
9.02(a).

          "Assignment" shall have the meaning specified in Section 2.09(h).

          "Authorized Newspaper" shall mean any newspaper or newspapers of general circulation in the Borough of Manhattan, The City of New York, printed in the English language (and, with respect to any Series or Class, any other newspaper provided for in the applicable Supplement) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

          "Average Rate" shall mean, with respect to any Group, the percentage equivalent of a decimal equal to the sum of the amounts for each outstanding Series (or each Class within any Series consisting of more than one Class) within such Group obtained by multiplying (a) the Certificate Rate (reduced to take into account the payments made pursuant to any interest rate agreements) for such Series or Class, by (b) a fraction, the numerator of which is the aggregate unpaid principal amount of the Investor Certificates of such Series or Class and the denominator of which is the aggregate unpaid principal amount of all Investor Certificates within such Group.

          "Bank" shall mean Household Bank, f.s.b., a federal savings bank and its successors or assigns under the Bank Purchase Agreement and/or any transferee of the Accounts from such bank or any other originator of Accounts which enters into a receivables purchase agreement with the Seller.

          "Bank Purchase Agreement" shall mean the receivables purchase agreement by and between the Bank and the Seller and dated as of April 30, 1993 and, in the event of a transfer of Accounts referred to in the definition of "Bank" above, shall include a receivables purchase agreement between the transferee of the Accounts and the Seller, substantially in the form of such receivables purchase agreement dated as of April 30, 1993.

          "Bearer Certificates" shall have the meaning specified in Section
6.01.

          "Book-Entry Certificates" shall mean beneficial interests in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10.

          "Business Day" shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Prospect Heights, Illinois, Wood Dale, Illinois, Newport Beach, California, Salinas, California, or the State of Nevada or any other State in which the principal executive offices of the Bank or any Additional Seller are located, are authorized or obligated by law, executive order or governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the applicable Series Supplement.

          "Cash Advance Fees" shall mean cash advance transaction fees and cash advance late fees, if any, as specified in the Credit Card Agreement applicable to each Account.

          "Certificate" shall mean any one of the Investor Certificates or the Seller Certificates.

          "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in accordance with the rules of such Clearing Agency).

          "Certificate Rate" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

          "Certificate Register" shall mean the register maintained pursuant to
Section 6.04, providing for the registration of the Registered Certificates and transfers and exchanges thereof.

          "Certificateholder" or "Holder" shall mean an Investor
Certificateholder or a Person in whose name the Seller Certificates are registered.

          "Certificateholders' Interest" shall have the meaning specified in
Section 4.01. For purposes of determining whether Holders of Investor Certificates evidencing a specified percentage of the Certificateholders' Interest have approved, consented or otherwise agreed to any action hereunder, such determination shall be made based on the percentage of the Invested Amount represented by such Investor Certificates.

          "Class" shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series.

          "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and serving as clearing agency for a Series or Class of Book-Entry Certificates.

          "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "Closing Date" shall mean, with respect to any Series, the closing date specified in the related Supplement.

          "Collection Account" shall have the meaning specified in Section 4.02.

          "Collections" shall mean all payments by or on behalf of Obligors (including Insurance Proceeds) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with a Credit Card Agreement in effect from time to time. As specified in any Participation Interest Supplement or Series Supplement, Collections shall include amounts received with respect to Participation Interests. All Recoveries with respect to Receivables previously charged-off as uncollectible will be treated as Collections of Finance Charge and Administrative Receivables. Collections of Finance Charge Receivables with respect to any Due Period shall include a portion, determined pursuant to subsection 2.08(d), of the Interchange paid or payable to the Bank through VISA/1/ and MasterCard/*/ with respect to such Due Period.

          "Corporate Trust Office" shall have the meaning specified in Section 11.16.

          "Coupon" shall have the meaning specified in Section 6.01.

          "Credit Card Agreement" shall mean, with respect to a revolving credit card account, the agreements between the Bank or any Additional Seller, as the case may be, and the Obligor governing the terms and conditions of such account, as such agreements may be amended, modified or otherwise changed from

----------
/1/ "MasterCard" and "VISA" are registered trademarks of MasterCard International Incorporated and of VISA U.S.A., Inc., respectively.

time to time and as distributed (including any amendments and revisions thereto) to holders of such account.

          "Credit Card Guidelines" shall mean the policies and procedures of the Bank or any Additional Seller, as the case may be, as such policies and procedures may be amended from time to time, (a) relating to the operation of its credit card business, which generally are applicable to its entire portfolio of revolving credit card accounts and are consistent with prudent practice, including the policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and
(b) relating to the maintenance of credit card accounts and collection of credit card receivables.

          "Date of Processing" shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer file of revolving credit card accounts (without regard to the effective date of such recordation).

          "Defaulted Amount" shall mean, with respect to any Due Period, an amount (which shall not be less than zero) equal to (a) the amount of Principal Receivables which became Defaulted Receivables in such Due Period, minus (b) the sum of (i) the amount of any Defaulted Receivables of which the Seller or the Servicer became obligated to accept reassignment or assignment in accordance with the terms of this Agreement during such Due Period and (ii) the excess, if any, for the immediately preceding Due Period of the sum computed pursuant to this clause (b) for such Due Period over the amount of Principal Receivables which became Defaulted Receivables in such Due Period; provided, however, that, if an Insolvency Event occurs with respect to the Seller, the amount of such Defaulted Receivables which are subject to reassignment to the Seller in accordance with the terms of this Agreement shall not be added to the sum so subtracted and, if any of the events described in Section 10.01(d) occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Servicer in accordance with the terms of this Agreement shall not be added to the sum so subtracted.

          "Defaulted Receivables" shall mean, with respect to any Due Period, all Principal Receivables which are charged off as uncollectible in such Due Period. A Principal Receivable shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged-off on the Servicer's computer file of revolving credit card accounts in accordance with the Credit Card Guidelines.

          "Definitive Certificates" shall have the meaning specified in Section 6.10.

          "Deposit Date" shall mean each day on which the Servicer deposits Collections in the Collection Account.

          "Depository Agreement" shall mean, with respect to any Series or Class of Book-Entry Certificates, the agreement among the Seller, the Trustee and the Clearing Agency substantially in the form attached to the applicable Supplement.

          "Determination Date" shall mean the earlier of the third Business Day and the fifth calendar day (or if the fifth calendar day is not a Business Day, then the preceding Business Day) preceding the fifteenth day of each calendar month.

          "Distribution Date" shall mean, with respect to any Series, the date specified in the applicable Supplement.

          "Document Delivery Date" shall have the meaning specified in Section 2.09(h).

          "Due Period" shall mean, with respect to each Distribution Date, the period beginning at the close of business on the last Business Day of the second month preceding such Distribution Date and ending at the close of business on the last Business Day of the month immediately preceding such Distribution Date.

          "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co. or its successor.

          "Early Amortization Period" shall mean, with respect to any Series, the period beginning (x) on the first day of the Due Period in which an Amortization Event is deemed to have occurred pursuant to Section 9.01 or the applicable Supplement or (y) if the Servicer is required to make daily deposits into the Collection Account pursuant to this Agreement, the day on which the Amortization Event is deemed to have occurred pursuant to Section 9.01 or the applicable Supplement and in each case ending upon the earlier to occur of (i) the payment in full to the Investor Certificateholders of such Series of the Invested Amount with respect to such Series and (ii) the earlier of the date the Trust terminates pursuant to Section 12.01 or the Termination Date with respect to such Series.

          "Eligible Account" shall mean a revolving credit card account owned by the Bank, in the case of the Initial Accounts, or the Bank or any Additional Seller, in the case of Additional Accounts which, as of the Initial Cut-Off Date with respect to an Initial Account or as of the Additional Cut-Off Date with respect to an Additional Account meets the requirements of either clauses (i) or
(ii) below: (i) (a) is in existence and maintained by the Bank; (b) is payable in United States dollars; (c) has a cardholder who has provided, as his most recent billing address, an address located in the United States or its territories or possessions; (d) has a cardholder who has not been identified by the Bank in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding; (e) has not been identified as an account with respect to which the related card has been lost or stolen; (f) has not been sold or pledged to any other party except for any transferee referred to in the definition of the Bank; (g) does not have receivables which have been sold or pledged by the Bank to any other party; and
(h) with respect to the Initial Accounts, is an account in existence and maintained by the Bank as of the Initial Cut-Off Date, or (ii) with respect to Additional Accounts, the addition of such Accounts shall have satisfied the Rating Agency Condition.

          "Eligible Deposit Account" shall mean either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository institution shall have a credit rating from each Rating Agency in one of its credit rating categories which signifies investment grade.

          "Eligible Institution" shall mean the Trustee or any other depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which other depository at all times (a) is a member of the FDIC and (b) has (i) a long-term unsecured debt rating acceptable to the Rating Agency or (ii) a certificate of deposit rating acceptable to the Rating Agency. Notwithstanding the previous sentence any institution the appointment of which satisfies the Rating Agency Condition shall be considered an Eligible Institution. If so qualified, the Servicer may be considered an Eligible Institution for the purposes of this definition.

          "Eligible Investments" shall mean negotiable instruments or securities represented by instruments in bearer or registered form, or, in the case of deposits described below, deposit accounts held in the name of the Trustee in trust for the benefit of the Certificateholders, subject to the exclusive custody and control of the Trustee and for which the Trustee has sole signature authority, which evidence:

          (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be satisfactory to the Rating Agency;

          (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of the Trust's investment or contractual commitment to invest therein, a rating satisfactory to the Rating Agency;

          (d) investments in money market funds having, at the time of the Trust's investment therein, a rating satisfactory to the Rating Agency;

          (e) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the Trust's investment therein, a rating satisfactory to the Rating Agency;

          (f) bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (b) above;

          (g) time deposits (having maturities not later than the succeeding Distribution Date) other than as referred to in clause (e) above, with a Person the commercial paper of which has a credit rating satisfactory to the Rating Agency or notes which are payable on demand issued by Household Finance Corporation, provided such notes will constitute Eligible Investments only if the commercial paper of Household Finance Corporation has, at the time of the Trust's investment in such notes, a rating satisfactory to the Rating Agency; or

          (h) any other investment of a type or rating that satisfies the Rating Agency Condition.

          "Eligible Receivable" shall mean each Receivable:

          (a) which has arisen in an Eligible Account;

          (b) which was created in compliance in all material respects with all Requirements of Law applicable to the Bank (or the institution which owned such Receivable at the time of its creation) and pursuant to a Credit Card Agreement which complies in all material respects with all Requirements of Law applicable to the Bank;

          (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the Bank or any Additional Seller, as the case may be, of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

          (d) as to which at the time of the transfer of such Receivable to the Trust, the Seller or the Trust will have good and marketable title thereto free and clear of all Liens arising prior to the transfer or arising at any time;

          (e) which has been the subject of either a valid transfer and assignment from the Seller to the Trust of all the Seller's right, title and interest therein (including any proceeds thereof), or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust;

          (f) which will at all times be the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (g) which, at the time of transfer to the Trust, has not been waived or modified except as permitted in accordance with the Credit Card Guidelines and which waiver or modification is reflected in the Servicer's computer file of revolving credit card accounts;

          (h) which, at the time of transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

          (i) as to which, at the time of transfer to the Trust, the Seller and the Bank have satisfied all their obligations required to be satisfied by such time;

          (j) as to which, at the time of transfer to the Trust, neither the Seller nor the Bank has taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Trust or the Certificateholders therein; and

          (k) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in the State of California or any other state where the filing of a financing statement is required to perfect the Trust's interest in the Receivables and the proceeds thereof.

          "Eligible Servicer" shall mean the Trustee or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of revolving credit card accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) in the sole determination of the Trustee, which determination shall be conclusive and binding, has demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (d) is qualified to use the software that is then being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

          "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

          "Finance Charge and Administrative Receivables" shall mean the Finance Charge Receivables together with the Administrative Receivables.

          "Finance Charge Receivables" shall mean all amounts billed to the Obligors on any Account in respect of

(a) all finance charges, (b) Cash Advance Fees, (c) annual membership fees with respect to the Accounts and (d) any other fees with respect to the Accounts designated by the Seller by notice to the Trustee at any time and from time to time to be included as Finance Charge Receivables. Finance Charge Receivables shall also include (a) the interest portion of Participation Interests as shall be determined pursuant to the applicable Participation Interest Supplement or Series Supplement, (b) any amounts designated to be Finance Charge Receivables pursuant to Section 4.05, (c) all Recoveries with respect to Finance Charge Receivables previously charged off as uncollectible, and (d) with respect to any Due Period, a portion, determined pursuant to Section 2.08(d), of the Interchange paid or payable to the Bank or any Additional Seller with respect to such Due Period.

          "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

          "Fitch" shall mean Fitch Investors Service, Inc. or its successors.

          "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Group" shall mean, with respect to any Series, the group of Series, if any, in which the related Supplement specifies such Series is to be included.

          "HAFC Seller Certificate" shall mean the certificate executed by the Household Affinity Funding Corporation and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

          "Household Finance Corporation" shall mean Household Finance Corporation, a corporation incorporated under the laws of the State of Delaware.

          "Household International, Inc." shall mean Household International, Inc., a corporation incorporated under the laws of the State of Delaware.

          "Ineligible Receivables" shall have the meaning specified in Section 2.05(a).

          "Initial Account" shall mean each "MasterCard" and "VISA" account established pursuant to a Credit Card Agreement between the Bank and any Person, which account is identified in the computer file or microfiche list delivered to the Trustee by the Seller pursuant to Section 2.01 on the Closing Date of the initial Series issued hereunder.

          "Initial Cut-Off Date" shall mean April 1, 1993.

          "Insolvency Event" shall have the meaning specified in Section
9.01(a).

          "Insolvency Proceeds" shall have the meaning specified in Section 9.02(b).

          "Insurance Proceeds" shall mean any amounts received pursuant to any credit life insurance policies, credit disability or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

          "Intended Characterization" shall have the meaning specified in
Section 3.07.

          "Interchange" shall mean interchange fees payable to the Bank or any Additional Seller, in its capacity as credit card issuer, through VISA, MasterCard or any other similar entity or organization with respect to any type of revolving credit card accounts included as Accounts (except as otherwise provided in the initial Assignment with respect to any such type of Accounts), in connection with cardholder charges for goods and services.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the invested amount specified in the related Supplement.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

          "Investor Certificateholder" shall mean the Person in whose name a Registered Certificate is registered in the Certificate Register or the bearer of any Bearer Certificate or Coupon.

          "Investor Certificates" shall mean any certificated or uncertificated interest in the Trust designated as, or deemed to be, an "Investor Certificate" in the related Supplement.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment permitted by Sections 6.03(b) or 7.02 and the Lien created by this Agreement shall not be deemed to constitute a Lien.

          "MasterCard" shall mean MasterCard International Incorporated.

          "Miscellaneous Payments" shall mean, with respect to any Due Period, Unallocated Principal Collections on such Distribution Date available to be treated as Miscellaneous Payments pursuant to Section 4.04.

          "Moody's" shall mean Moody's Investors Service, Inc., or its successor.

          "New Account" shall mean each revolving credit card account established pursuant to a Credit Card Agreement, which account is designated pursuant to Section 2.09(d) to be included as an Account and is identified in the computer file or microfiche list delivered to the Trustee by the Seller pursuant to Sections 2.01 and 2.09(h).

          "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

          "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate delivered to the Trustee signed by the President, any Vice President or the Treasurer of a Seller or the Servicer, as the case may be, or by the President, any Vice President or the financial controller (or an officer holding an office with equivalent or more senior responsibilities) of a Successor Servicer.

          "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee.

          "Participation Interest Supplement" shall mean a Supplement entered into pursuant to Section 2.09(a) in connection with the conveyance of Participation Interests to the Trust.

          "Participation Interests" shall have the meaning specified in Section 2.09(a).

          "Paying Agent" shall mean any paying agent appointed pursuant to
Section 6.07.

          "Periodic Rate Finance Charges" shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

          "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

          "Portfolio Yield" shall mean with respect to the Trust as a whole and, with respect to any Due Period, the annualized percentage equivalent of a fraction (a) the numerator of which is the aggregate of the sum of the Series Allocable Finance Charge and Administrative Collections for all Series during the immediately preceding Due Period calculated on a cash basis, after subtracting therefrom the Series Allocable Defaulted Amounts for all Series with respect to such Due Period and (b) the denominator of which is the total amount of Principal Receivables as of the last day of the immediately preceding Due Period.

          "Preferred Stock" shall mean the preferred shares of the Seller, designated as such, with a par value of $1.00 per share and a liquidation value of $1.00 per share.

          "Principal Receivables" shall mean amounts (other than such amounts, including the amounts of any principal receivable discounts determined in accordance with Section 4.05, which represent Finance Charge and Administrative Receivables) billed to the Obligor on any Account in respect of (a) purchases of goods or services, and (b) cash advances. Principal Receivables shall also include (a) the principal portion of Participation Interests as shall be determined pursuant to the applicable Participation Interest Supplement or Series Supplement and (b) any amounts designated to be Principal Receivables pursuant to Section 4.05. Any Principal Receivables which the Seller is unable to transfer as provided in Section 2.11 shall not be included in calculating the amount of Principal Receivables.

          "Principal Shortfalls" shall have the meaning specified in Section
4.04.

          "Principal Terms" shall mean, with respect to any Series, (i) the name or designation; (ii) the initial principal amount (or method for calculating such amount) (iii) the Certificate Rate (or method for the determination thereof); (iv) the payment date or dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Investor Certificateholders; (vi) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vii) the Servicing Fee;
(viii) the issuer and terms of any form of Series Enhancements with respect thereto;

(ix) the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased by the Seller or remarketed to other investors; (x) the Termination Date; (xi) the number of Classes of Investor Certificates of such Series and, if more than one Class, the rights and priorities of each such Class; (xii) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid); (xiii) whether the Investor Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xiv) the priority of such Series with respect to any other Series; (xv) whether such Series will be part of a Group; (xvi) the Distribution Date and (xvii) any other terms of such Series.

          "Rating Agency" shall mean, with respect to any outstanding Series or Class, each rating agency, as specified in the applicable Supplement, selected by the Seller to rate the Investor Certificates of such Series or Class.

          "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified the Seller, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding Series or Class with respect to which it is a Rating Agency.

          "Reassignment" shall have the meaning specified in Section 2.10.

          "Receivables" shall mean all amounts shown on the Servicer's records as amounts payable by Obligors on any Account, from time to time, including without limitation, amounts payable for Principal Receivables and Finance Charge and Administrative Receivables. Receivables which become Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables.

          "Record Date" shall mean, with respect to any Distribution Date, the last day of the calendar month immediately preceding such Distribution Date unless otherwise specified for a Series in the applicable Supplement.

          "Recoveries" shall mean all amounts received (net of out-of-pocket costs of collection) including Insurance Proceeds, with respect to Defaulted Receivables, provided that for so long as such amounts cannot be traced to specific receivables, including the Receivables, Recoveries shall mean such amounts allocated to the Receivables as provided in subsection 3.10(b).

          "Registered Certificateholder" shall mean the Holder of a Registered Certificate.

          "Registered Certificates" shall have the meaning specified in Section 6.01.

          "Related Account" shall mean an Account with respect to which a new credit account number has been issued by the Servicer or the applicable Seller under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines.

          "Removal Date" shall have the meaning specified in Section 2.10.

          "Removed Accounts" shall have the meaning specified in Section 2.10.

          "Required Minimum Principal Balance" shall mean, with respect to any date, an amount equal to the sum of the initial Invested Amounts for all outstanding Series on such date; plus the sum of the Series Required Seller Amounts for each such Series.

          "Requirements of Law" shall mean any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

          "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the Corporate Trust Administration Department (or any successor group) of the Trustee including any vice president, assistant vice president, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers or to whom any corporate trust matter is referred at the Corporate Trust Office because of such officer's knowledge of and familiarity with the particular subject.

          "Revolving Credit Agreement" shall mean the revolving credit agreement by and between the Seller and the Bank, dated as of April 30, 1993 and any substantially similar agreement between any lender and the Seller or any Additional Seller.

          "Seller" shall mean Household Affinity Funding Corporation, a wholly owned special purpose operating subsidiary of the Bank and incorporated in the State of Delaware, or its successor under this Agreement and any Additional Seller.

          "Seller Certificates" shall mean, collectively, the HAFC Seller Certificate and any outstanding Supplemental Certificates.

          "Seller's Interest" shall have the meaning specified in Section 4.01.

          "Seller's Participation Amount" shall mean at any time of determination an amount equal to the total amount of Principal Receivables in the Trust at such time minus the aggregate Invested Amounts for all outstanding Series at such time.

          "Series" shall mean any series of Investor Certificates established pursuant to a Supplement.

          "Series Account" shall mean any deposit, trust, escrow or similar account maintained for the benefit of the Investor Certificateholders of any Series or Class, as specified in any Supplement.

          "Series Adjusted Invested Amount" shall mean, with respect to any Series and for any Due Period, the initial Invested Amount of such Series after subtracting therefrom the excess, if any, of the cumulative amount (calculated in accordance with the terms of the related Supplement) of investor charge-offs allocable to the Invested Amount for such Series as of the last day of the immediately preceding Due Period over the aggregate reimbursement of such investor charge-offs as of such last day.

          "Series Allocable Defaulted Amount" shall mean, with respect to any Series and for any Due Period, the product of the Series Allocation Percentage and the Defaulted Amount with respect to such Due Period.

          "Series Allocable Finance Charge and Administrative Collections" shall mean, with respect to any Series and for any Due Period, the product of the Series Allocation Percentage and the amount of Collections of Finance Charge and Administrative Receivables deposited in the Collection Account for such Due Period.

          "Series Allocable Miscellaneous Payments" shall mean, with respect to any Series and for any Due Period, the product of the Series Allocation Percentage and the amount of Miscellaneous Payments for such Due Period.

          "Series Allocation Percentage" shall mean, with respect to any Series and for any Due Period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount plus, for purposes of allocating Principal Collections to a Series, the Series Required Seller Amount as of the last day of the immediately preceding Due Period and the denominator of which is the Trust Adjusted Invested Amount plus, for purposes of allocating Principal Collections to a Series, the sum of all Series Required Seller Amounts as of such last day.

          "Series Allocable Principal Collections" shall mean, with respect to any Series and for any Due Period, the product of the Series Allocation Percentage and the amount of Collections of Principal Receivables deposited in the Collection Account for such Due Period.

          "Series Enhancement" shall mean the rights and benefits provided to the Trust or the Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement.

          "Series Enhancer" shall mean the Person or Persons providing any Series Enhancement, other than the Investor Certificateholders of any Series or Class which is subordinated to another Series or Class.

          "Series Issuance Date" shall mean, with respect to any Series, the date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.03 and the related Supplement.

          "Series Required Seller Amount" shall have the meaning, with respect to any Series, as specified in the related Supplement.

          "Service Transfer" shall have the meaning specified in Section 10.01.

          "Servicer" shall mean Household Finance Corporation, in its capacity as Servicer pursuant to this Agreement, and, after any Service Transfer, the Successor Servicer.

          "Servicer Default" shall have the meaning specified in Section 10.01.

          "Servicing Fee" shall mean, with respect to any Series, the servicing fee specified in the related Supplement.

          "Servicing Officer" shall mean any officer of the Servicer or an attorney-in-fact of the Servicer who in either case is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

          "Small Balances" shall have the meaning established in accordance with the Credit Card Guidelines.

          "Standard & Poor's" shall mean Standard & Poor's Corporation or its successor.

          "Successor Servicer" shall have the meaning specified in Section 10.02(a).

          "Supplement" shall mean, with respect to any Series, a Supplement to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to Section 6.03, and all amendments thereof and supplements thereto.

          "Supplemental Certificate" shall have the meaning specified in Section 6.03.

          "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, profits, withholding, excise, property, sales, use, occupation and franchise taxes (including, in each such case, any interest, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees or other assessments) imposed by the United States, any state or political subdivision thereof, any foreign government or any other jurisdiction or taxing authority.

          "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel to the effect that, for Federal, California and Illinois (so long as any substantial servicing activities are conducted in such states) and any other State where substantial servicing activities in respect of credit card accounts are conducted by any Additional Seller (or the Bank, if there is a substantial change from present servicing activities), state income and franchise tax purposes, (a) such action will not adversely affect the tax characterization as debt of the Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and (c) unless otherwise provided in a Supplement, in the case of Section 6.03(b)(vi), the Investor Certificates of the Series established pursuant to such Supplement will properly be characterized as debt.

          "Termination Date" shall mean, with respect to any Series, the termination date specified in the related Supplement.

          "Termination Notice" shall have the meaning specified in Section
10.01.

          "Termination Proceeds" shall have the meaning specified in Section 12.02(c).

          "Transfer Agent and Registrar" shall have the meaning specified in
Section 6.04.

          "Transfer Date" shall mean the Business Day immediately preceding each Distribution Date.

          "Transfer Restriction Event" shall have the meaning specified in
Section 2.11.

          "Transferred Account" shall mean each account into which an Account shall be transferred provided that (i) such transfer was made in accordance with the Credit Card Guidelines and (ii) such account can be traced or identified as an account into which an Account has been transferred.

          "Trust" shall mean the Household Affinity Credit Card Master Trust I created by this Agreement.

          "Trust Adjusted Invested Amount" shall mean, with respect to any Due Period, the aggregate Series Adjusted Invested Amounts for all outstanding Series for such Due Period.

          "Trust Assets" shall have the meaning specified in Section 2.01.

          "Trust Excess Principal Collections" shall have the meaning specified in the applicable Supplement.

          "Trustee" shall mean The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

          "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

          "Unallocated Principal Colletions" shall have the meaning specified in Section 4.04.

          "VISA" shall mean VISA U.S.A., Inc.

          Section 1.02.  Other Definitional Provisions.
(a) with respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Supplement.

          (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (d) The agreements, representations and warranties of Household Affinity Funding Corporation and Household Finance Corporation in this Agreement in each of their respective capacities as Seller and Servicer shall be deemed to be the agreements, representations and warranties of Household Affinity Funding Corporation and Household Finance Corporation solely in each such capacity for so long as Household Affinity Funding Corporation and Household Finance Corporation act in each such capacity under this Agreement.

          (e) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series.

          (f) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

          (g) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation".

                                  ARTICLE II

                           CONVEYANCE OF RECEIVABLES

          Section 2.01. Conveyance of Receivables. By execution of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under, without recourse except as provided herein, the Receivables existing at the close of business on the Initial Cut-Off Date, in the case of Receivables arising in the Initial Accounts, and on each Additional Cut-Off Date, in the case of Receivables arising in the Additional Accounts, and in each case thereafter created from time to time until the termination of the Trust, all Interchange and Recoveries allocable to the Trust as provided herein, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC of the State of California) thereof. Such property, together with all monies on deposit in the Collection Account, the Series Accounts, the Preferred Stock of the Seller issued in the name of The Bank of New York, as Trustee of the Trust, any Series Enhancement and the right to receive certain Interchange and Recoveries attributed to cardholder charges for merchandise and services in the Accounts shall constitute the assets of the Trust (the "Trust Assets"). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Servicer, the Bank, the Seller, any Additional Seller or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers. The foregoing sale, transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such sale, transfer, assignment, set-over and conveyance shall be construed accordingly.

          The Seller agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the sale and assignment of the Receivables to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing to the Trustee as soon as practicable after the first Closing Date, in the case of Receivables arising in the Initial Accounts, and (if any additional filing is so necessary) as soon as practicable after the applicable Addition Date, in the case of Receivables arising in Additional Accounts. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

          The Seller further agrees, at its own expense, (a) on or prior to (x) the first Closing Date, in the case of the Initial Accounts, (y) the applicable Addition Date, in the case of Additional Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate in the appropriate computer files that Receivables created (or reassigned, in the case of Removed Accounts) in connection with the Accounts have been conveyed to the Trust pursuant to this Agreement for the benefit of the Certificateholders (or conveyed to the Seller or its designee in accordance with Section 2.10, in the case of Removed Accounts) by including (or deleting in the case of Removed Accounts) in such computer files the code identifying each such Account and (b) on or prior to (w) the first Closing Date, in the case of the Initial Accounts,
(x) the date that is five Business Days after the applicable Addition Date, in the case of Aggregate Additions, (y) the date that is 90 days after the applicable Addition Date, in the case of New Accounts, and (z) the date that is five business days after the applicable Removal Date, in the case of Removed Accounts, to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the Initial Cut-Off Date, in the case of the Initial Accounts, the applicable Additional Cut-Off Date, in the case of Additional Accounts, and the applicable Removal Date, in the case of Removed Accounts, its account number and, other than in the case of New Accounts, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Such file or list, as supplemented, from time to time, to reflect Additional Accounts and Removed Accounts, shall be marked as
Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. The Seller further agrees not to alter the code referenced in this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account.

          It is the intention of the parties hereto that the arrangements with respect to the Receivables shall constitute a purchase and sale of such Receivables and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Trust a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables, and the other Trust Assets.

          Section 2.02. Acceptance by Trustee. (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Seller delivered to the Trustee the computer file or microfiche list relating to the Initial Accounts described in the penultimate paragraph of Section 2.01.

          (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists marked as Schedule 1 delivered to the Trustee, from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) in connection with the performance of the Trustee's duties hereunder or (iii) in enforcing the rights of Certificateholders. The Trustee agrees to take such measures as shall be reasonably requested by the Seller to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow the Seller to inspect the Trustee's security and confidentiality arrangements from time to time during business hours. The Trustee shall provide the Seller with notice five Business Days prior to disclosure of any information of the type described in this subsection 2.02(b).

          (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

          Section 2.03. Representations and Warranties of the Seller Relating to the Seller. The Seller hereby represents and warrants to the Trust (and agrees that the Trustee may rely on each such representation and warranty in accepting the Receivables in trust and in authenticating the Certificates) as of each Closing Date that:

          (a) Organization and Good Standing. The Seller is a Delaware corporation validly existing under the laws of the jurisdiction of its organization or incorporation and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each Supplement and to execute and deliver to the Trustee the Certificates.

          (b) Due Qualification. The Seller is duly qualified to do business and is in good standing as a foreign corporation and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would (i) render any Credit Card Agreement relating to an Account or any Receivable unenforceable by the Seller or the Trust and (ii) have a material adverse effect on the Investor Certificateholders.

          (c) Due Authorization. The execution and delivery of this Agreement and each Supplement by the Seller and the execution and delivery to the Trustee of the Certificates and the consummation by the Seller of the transactions provided for in this Agreement and each Supplement, have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

          (d) No Conflict. The execution and delivery by the Seller of this Agreement, each Supplement, and the Certificates, the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Seller, will not conflict with or violate any Requirements of Law applicable to the Seller or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound.

          (e) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Agreement, any Supplement or the Certificates, (ii) seeking to prevent the issuance of any of the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Supplement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any Supplement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supplement or the Certificates or (v) seeking to affect adversely the income or franchise tax attributes of the Trust under the United States Federal or any State income or franchise tax systems.

          (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement, each Supplement and the Certificates and the performance of the transactions contemplated by this Agreement and each Supplement by the Seller have been duly obtained, effected or given and are in full force and effect.

          Section 2.04. Representations and Warranties of the Seller Relating to the Agreement and Any Supplement and the Receivables. (a) Representations and Warranties. The Seller hereby represents and warrants to the Trust as of each Closing Date and, with respect to Additional Accounts, as of the related Addition Date that:

          (i) this Agreement, each Supplement and, in the case of Additional Accounts, the related Assignment, each constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity;

         (ii) as of the first Closing Date and, as of the related Addition Date with respect to Additional Accounts, Schedule 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of the Initial Cut-Off Date or such Additional Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Cut-Off Date or such Additional Cut-Off Date, as the case may be;

        (iii) each Receivable has been conveyed to the Trust free and clear of any Lien;

         (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of each Receivable to the Trust have been duly obtained, effected or given and are in full force and effect;

          (v) either this Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables and the proceeds thereof and the Interchange payable pursuant to this Agreement and the Recoveries payable pursuant to this Agreement and Recoveries identified as relating to specific Defaulted Receivables, or, if this Agreement or, in the case of Additional Accounts, the related Assignment does not constitute a sale of such property, it constitutes a grant of a first priority perfected "security interest" (as defined in the UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof and said Interchange, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds;

         (vi) on the Initial Cut-Off Date, each Initial Account is an Eligible Account and, on the applicable Additional Cut-Off Date, each related Additional Account is an Eligible Account;

        (vii) on the Initial Cut-Off Date, each Receivable then existing is an Eligible Receivable and, on the applicable Additional Cut-Off Date, each Receivable contained in the related Additional Accounts is an Eligible Receivable;

       (viii) as of the date of the creation of any new Receivable, such Receivable is an Eligible Receivable; and

         (ix) no selection procedures believed by the Seller to be materially adverse to the interests of the Investor Certificateholders have been used in selecting the Initial Accounts or the Additional Accounts from among any pool of Accounts of a similar type.

          (b) Notice of Breach. The representations and warranties set forth in Section 2.03, this Section 2.04 and Section 2.09(f) shall survive the transfers and assignments of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by the Seller, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in Section 2.03, this Section 2.04 or Section 2.09(f), the party discovering such breach shall give notice to the other parties and to each Series Enhancer within three Business Days following such discovery, provided that the failure to give notice within three Business Days does not preclude subsequent notice.

          Section 2.05. Reassignment of Ineligible Receivables. (a) Reassignment of Receivables. In the event (i) any representation or warranty contained in Section 2.04(a)(ii), (iii), (iv), (vi),
(vii) or (viii) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and such breach has a material adverse effect on the Certificateholders' Interest in any Receivable (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) unless cured within 60 days (or such longer period, not in excess of 120 days, as may be agreed to by the Trustee and the Servicer) after the earlier to occur of the discovery thereof by the Seller or receipt by the Seller of written notice thereof given by the Trustee or the Servicer, or (ii) it is so provided in Section 2.07(a) or 2.09(d) (iii) with respect to any Receivables, then the Seller shall accept reassignment of the Certificateholders' Interest in all Receivables in the related Account ("Ineligible Receivables") on the terms and conditions set forth in paragraph (b) below.

          (b) Price of Reassignment. The Seller shall accept reassignment of any Ineligible Receivables by directing the Servicer to deduct the portion of such Ineligible Receivables reassigned to the Seller which are Principal Receivables from the aggregate amount of Principal Receivables used to calculate the Seller's Participation Amount and the Seller's Interest applicable to any Series. In the event that, following the exclusion of such Principal Receivables from the calculation of the Seller's Participation Amount, the Seller's Participation Amount would be a negative number, not later than 1:00 P.M., New York City time, on the first Distribution Date following the Due Period in which such reassignment obligation arises, the Seller shall make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Seller's Participation Amount would be below zero (up to the amount of such Principal Receivables). Any amount deposited into the Collection Account in connection with the reassignment of an Ineligible Receivable attributable to the principal portion of such Ineligible Receivable shall be considered Collections of Principal Receivables and shall be applied in accordance with Article IV and the terms of each Supplement.

          Upon reassignment of Ineligible Receivables, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivables, all monies due or to become due and all proceeds thereof and such reassigned Ineligible Receivables shall be treated by the Trust as collected in full as of the date on which they were transferred. The obligation of the Seller to accept reassignment of any Ineligible Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the
Certificateholders) or any Series Enhancer.   Notwithstanding any other
provision of this subsection 2.05(b), a reassignment of an Ineligible Receivable in excess of the amount that would cause the Seller's Participation Amount to be a negative number shall not occur if the Seller fails to make any deposit required by this subsection 2.05(b) with respect to such Ineligible Receivable. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Ineligible Receivables pursuant to this subsection 2.05(b), but only upon receipt of an Officer's Certificate that states that all conditions set forth in this Section 2.05 have been satisfied.

          Section 2.06. Reassignment of Certificateholders' Interest in Trust Portfolio. In the event any representation or warranty set forth in Section 2.03(a) or (c) or Section 2.04(a)(i) or (v) is not true and correct in any material respect and such breach has a material adverse effect on the Certificateholders' Interest in the Receivables or the availability of the proceeds thereof to the Trust (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement), then either the Trustee or the Holders of Investor Certificates evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding Investor Certificates, by notice then given to the Seller and the Servicer (and to the Trustee if given by the Investor Certificateholders), may direct the Seller to accept a reassignment of the Certificateholders' Interest in the Receivables if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 120 days, as may be specified in such notice), and upon those conditions the Seller shall be obligated to accept such reassignment on the terms set forth below.

          The Seller shall deposit in the Collection Account in immediately available funds not later than 1:00 P.M., New York City time, on the first Distribution Date following the Due Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed to the Investor Certificateholders on such Distribution Date in accordance with the terms of each Supplement. If the Trustee or the Investor Certificateholders give notice directing the Seller to accept a reassignment of the Certificateholders' Interest in the Receivables as provided above, the obligation of the Seller to accept such reassignment pursuant to this Section and to make the deposit required to be made to the Collection Account as provided in this paragraph shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section available to the Certificateholders (or the Trustee on behalf of the Certificateholders) or any Series Enhancer.

          Section 2.07. Covenants of the Seller. The Seller hereby covenants that:

          (a) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Seller will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and if any Receivable is so evidenced it shall be deemed to be an Ineligible Receivable in accordance with Section 2.05(a) and shall be reassigned to the Seller in accordance with Section 2.05(b).

          (b) Security Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or Participation Interest, whether now existing or hereafter created, or any interest therein, and the Seller shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

          (c) Seller's Interest. Except for (i) the conveyances hereunder, in connection with any transaction permitted by Section 7.02 and as provided in Section 6.03 or (ii) conveyances with respect to which the Rating Agency Condition shall have been satisfied, the Seller agrees not to transfer or sell the HAFC Seller Certificate or any Supplemental Certificate and any such attempted transfer or sale shall be void.

          (d) Delivery of Collections or Recoveries. In the event that the Seller receives Collections or Recoveries, the Seller agrees to pay the Servicer all such Collections and Recoveries as soon as practicable after receipt thereof.

          (e) Notice of Liens. The Seller shall notify the Trustee and each Series Enhancer promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder.

          (f) Amendment of the Certificate of Incorporation. The Seller will not amend in any material respect its certificate of incorporation without providing the Rating Agency with notice no later than the fifth Business Day prior to such amendment (unless the right to such notice is waived by the Rating Agency) and satisfying the Rating Agency Condition.

          (g) Other Indebtedness. The Seller shall not incur any additional debt, unless (i) such debt is incurred pursuant to the Revolving Credit Agreement or (ii) the Rating Agency is provided with notice no later than the fifth Business Day prior to the incurrence of such additional debt (unless the right to such notice is waived by the Rating Agency) and either
     (1) the Rating Agency Condition is satisfied or (2) (x) such debt (A) is non-recourse against any assets of the Seller other than the assets pledged to secure such additional debt, (B) does not constitute a claim against the Seller in the event such assets are insufficient to pay additional debt,
     (C) is fully subordinated to the Investor Certificates, (D) would not result in an Adverse Effect, and (E) is with an Affiliate of the Seller and
     (y) no Rating Agency has notified the Seller that incurring such additional debt will result in a withdrawal or downgrade of any existing Series.

          (h) Certain Matters Relating to Dividends. After the expiration of the 180th day after the commencement of any material litigation to which the Seller is a party and which has a reasonable chance of adversely affecting the Receivables or the Seller's or the Certificateholders' Interests therein, the Seller shall not pay any dividends or other distributions to the Bank, other than interest in the ordinary course of business, unless after giving effect to the payment of such dividends or such other distributions, the Seller's capital shall not be less than the amount claimed in such litigation.

          Section 2.08. Covenants of The Seller with Respect to the Bank Purchase Agreement. The Seller, in its capacity as purchaser of the Receivables from the Bank, pursuant to the Bank Purchase Agreement hereby covenants that the Seller will at all times enforce the covenants and agreements of the Bank in the Bank Purchase Agreement, including, without limitation, covenants to the effect set forth below only to the extent to which they are enforceable against the Bank pursuant to the Bank Purchase Agreement:

          (a) Periodic Rate Finance Charges. (i) Except (x) as otherwise required by any Requirements of Law or (y) as is deemed by the Bank to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to the credit card business or such program and only if the change giving rise to such reduction with respect to a specific program is made applicable to substantially all of the credit card accounts subject to such program, it shall not at any time take any action which would have the effect of reducing the Portfolio Yield to a level that could be reasonably expected to cause any Series to experience any Amortization Event based on the insufficiency of the Portfolio Yield or any similar test and (ii) except as otherwise required by any Requirements of Law, it shall not take any action which would have the effect of reducing the Portfolio Yield to be less than the highest Average Rate for any Group.

          (b) Credit Card Agreements and Guidelines. Subject to compliance with all Requirements of Law and paragraph (a) above, the Bank may change the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon) only if the change made with respect to a specific program (for purposes of this Trust, securitizations shall be deemed not to be a program) is made applicable to substantially all of the Accounts subject to such program. Notwithstanding the above, unless required by Requirements of Law or as permitted by Section 2.08(a), the Bank will take no action with respect to the Credit Card Agreements or the Credit Card Guidelines, which, at the time of such action, the Bank reasonably believes will have a material adverse effect on the Investor Certificateholders.

          (c) MasterCard and VISA. The Bank shall, to the extent applicable to Accounts owned or serviced by it, use its best efforts to remain, either directly or indirectly, a member in good standing of the MasterCard system, the VISA system and any other similar entity's or organization's system relating to any other type of revolving credit card accounts included as Accounts.

          (d) Interchange. Not later than 1:00 P.M., New York City time, on each Distribution Date, the Bank shall deposit into the Collection Account in immediately available funds the amount of Interchange to be so included as Collections of Finance Charge Receivables with respect to the preceding Due Period.

          The Seller further covenants that the Seller will not enter into any amendments to the Bank Purchase Agreement unless the Rating Agency Condition has been satisfied. In the event that any Additional Seller is the owner of any Accounts, such Additional Seller agrees to perform the covenants and agreements of the Bank set forth in clauses (a) through (d) of this Section 2.08 with respect to such Accounts.

          Section 2.09.  Addition of Accounts.

          (a) Required Aggregate Additions. (i) If, as of the close of business on the last Business Day of any calendar month, the total amount of Principal Receivables is less than the Required Minimum Principal Balance on such date, the Seller shall on or prior to the close of business on the tenth Business Day of the next succeeding calendar month (the "Required Designation Date"), designate additional Eligible Accounts to be included as Accounts as of the Required Designation Date or any earlier date in a sufficient amount such that, after giving effect to such addition, the total amount of Principal Receivables as of the close of business on the Addition Date is at least equal to the Required Minimum Principal Balance on such date.

         (ii) In lieu of, or in addition to, designating Additional Accounts pursuant to clause (i) above, the Seller may, subject to the conditions specified in paragraph (c) below, convey to the Trust participations (including, without limitation, 100% participations) representing undivided interests in a pool of assets primarily consisting of revolving credit card receivables, consumer loan receivables (secured and unsecured), charge card receivables, and any interests in any of the foregoing, including securities representing or backed by such receivables, and other self-liquidating financial assets including, without limitation, any "Eligible Assets" as such term is defined in Rule 3a-7 under the Investment Company Act of 1940, as amended (or any successor to such Rule) and collections thereon ("Participation Interests"). The addition of Participation Interests in the Trust pursuant to this paragraph (a) or paragraph (b) below shall be effected by a Participation Interest Supplement, dated the applicable Addition Date and entered into pursuant to Section 13.01(a).

        (iii) Any Additional Accounts or Participation Interests designated to be included as Accounts pursuant to clauses (i) or (ii) above may only be so included if (x) Standard & Poor's shall have notified the Seller, the Servicer and the Trustee in writing that such addition will not result in a reduction or withdrawal of the then existing rating of any outstanding Series or Class with respect to which Standard and Poor's is a Rating Agency and (y) the applicable conditions specified in paragraph (c) below have been satisfied.

          (b) Permitted Aggregate Additions. The Seller may from time to time, at its sole discretion, subject to the conditions specified in paragraph (c) below, voluntarily designate additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust Assets, in either case as of the applicable Additional Cut-Off Date.

          (c) Conditions to Aggregate Additions. On the Addition Date with respect to any Aggregate Addition Accounts or Participation Interests, the Trust shall purchase the Receivables in such Additional Accounts (and such Additional Accounts shall be deemed to be Accounts for purposes of this Agreement) or shall purchase such Participation Interests as of the close of business on the applicable Additional Cut-off Date, subject to the satisfaction of the following conditions:

          (i) on or before the eighth Business Day immediately preceding the Addition Date, the Seller shall have given the Trustee, the Servicer and each Rating Agency notice (unless such notice requirement is otherwise waived) that the Aggregate Addition Accounts or Participation Interests will be included and specifying the applicable Addition Date and Additional Cut-Off Date;

         (ii) the Aggregate Addition Accounts shall all be Eligible Accounts;

        (iii) the Seller shall have delivered to the Trustee copies of UCC-1 financing statements covering such Aggregate Addition Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

         (iv) to the extent required by Section 4.03, the Seller shall have deposited in the Collection Account all Collections with respect to such Aggregate Addition Accounts since the Additional Cut-Off Date;

          (v) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Bank or the Seller shall have occurred nor shall the transfer of the Receivables arising in the Aggregate Addition Accounts or of the Participation Interests to the Trust have been made in contemplation of the occurrence thereof;

          (vi) solely with respect to Aggregate Additions designated pursuant to
     Section 2.09(b), the Rating Agency Condition shall have been satisfied;

         (vii) the Seller shall have delivered to the Trustee an Officer's Certificate, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (ii) through (vi) above;

        (viii) the addition of the Receivables arising in the Aggregate Addition Accounts or of the Participation Interests to the Trust will not result in an Adverse Effect and, in the case of Aggregate Additions, the Seller shall have delivered to the Trustee an Officer's Certificate, dated the Addition Date, stating that the Seller reasonably believes that the addition of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust will not have an Adverse Effect; and

         (ix) the Seller shall have delivered to the Trustee and each Rating Agency an Opinion of Counsel, dated the Addition Date, in accordance with
     Section 13.02(d)(ii).

          (d)  New Accounts.

          (i) The Seller may from time to time, at its sole discretion, subject to and in compliance with the limitations specified in clause (ii) below and the conditions specified in paragraph (e) below, voluntarily designate newly originated Eligible Accounts to be included as New Accounts. For purposes of this paragraph, Eligible Accounts shall be deemed to include only types of revolving credit card accounts which are included as Initial Accounts or which have previously been included in any Aggregate Addition if the Assignment related to such Aggregate Addition expressly provides that such type of revolving credit card account is permitted to be designated as a New Account.

         (ii) Unless each Rating Agency otherwise consents, the number of New Accounts designated with respect to any of the three consecutive Due Periods commencing in January, April, July and October of each calendar year shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Due Periods commence (or the Initial Cut-Off Date, in the case of 1993) and the number of New Accounts designated during any such calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year (or the Initial Cut-Off Date, in the case of 1993).

        (iii) The failure of the Seller to deliver semiannually an Opinion of Counsel substantially in the form of Exhibit E-2 (or, if the Bank has a long-term rating below "A" by Moody's or "A-1" by Standard & Poor's such Opinion of Counsel shall be delivered quarterly and if the long-term rating of the Bank is not in one of the generic categories of each Rating Agency which signifies investment grade such Opinion of Counsel shall be delivered monthly) with respect to the New Accounts included as Accounts shall result in all Receivables arising in the New Accounts to which such failure relates to be deemed to be Ineligible Receivables in accordance with
     Section 2.05(a) and all such Receivables shall be reassigned to the Seller in accordance with Section

     2.05(b). The opinion delivery requirement set forth in the immediately preceding parenthetical may be modified provided that the Rating Agency Condition is satisfied.

          (e) Conditions to Addition of New Accounts. On the Addition Date with respect to any New Accounts, the Trust shall purchase the Receivables in such New Accounts (and such New Accounts shall be deemed to be Accounts for purposes of this Agreement) as of the close of business on the applicable Additional Cut-Off Date, subject to the satisfaction of the following conditions:

          (i) the New Accounts shall all be Eligible Accounts;

         (ii) the Seller shall have delivered to the Trustee copies of UCC-1 financing statements covering such New Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

        (iii) to the extent required by Section 4.03, the Seller shall have deposited in the Collection Account all Collections with respect to such New Accounts since the Additional Cut-Off Date;

         (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Bank or the Seller shall have occurred nor shall the transfer of the Receivables arising in the New Accounts to the Trust have been made in contemplation of the occurrence thereof; and

          (v) the addition of the Receivables arising in the New Accounts to the Trust will not result in the occurrence of an Amortization Event.

          (f) Representations and Warranties. The Seller hereby represents and warrants to the Trust as of the related Addition Date as to the matters set forth in paragraph (c) (v) and (viii) above and that, in the case of Additional Accounts, the list delivered pursuant to paragraph (h) below is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.

          (g) Additional Sellers. The Seller may designate Affiliates of the Seller to be included as Sellers ("Additional Sellers") under this Agreement in a supplement to this Agreement (which supplement shall be subject to Section
13.01 to the extent that it amends any of the terms of this Agreement) and each Additional Seller shall be issued a Supplemental Certificate pursuant to Section 6.03(b) reflecting such Additional Seller's interest in the Seller's Interest; provided, however, that prior to any such designation and issuance the conditions set forth in Section 6.03(b) shall have been satisfied with respect thereto.

          (h) Delivery of Documents. In the case of the designation of Additional Accounts, the Seller shall deliver to the Trustee (i) the computer file or microfiche list required to be delivered pursuant to Section 2.01 with respect to such Additional Accounts on the date such file or list is required to be delivered pursuant to Section 2.01 (the "Document Delivery Date") and (ii) a duly executed, written Assignment (including an acceptance by the Trustee for the benefit of the Certificateholders), substantially in the form of Exhibit B (the "Assignment"), on the Document Delivery Date. In addition, in the case of the designation of New Accounts, the Seller shall deliver to the Trustee on the Document Delivery Date an Officer's Certificate confirming, to the extent applicable, the items set forth in clauses (i) through (v) of Section 2.09(e) above.

          Section 2.10. Removal of Accounts and Participation Interests. On any day of any Due Period the Seller shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts (the "Removed Accounts") or Participation Interests (unless otherwise set forth in the applicable Participation Interest Supplement or Series Supplement) designated by the Seller upon satisfaction of the following conditions:

          (i) on or before the eighth Business Day immediately preceding the Removal Date, the Seller shall have given the Trustee, the Servicer, each Rating Agency and each Series Enhancer notice (unless such notice requirement is otherwise waived) of such removal and specifying the date for removal of the Removed Accounts and Participation Interests (the "Removal Date");

          (ii) on or prior to the date that is five Business Days after the Removal Date, the Seller shall have amended Schedule 1 by delivering to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the date notice of the Removal Date is given, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account;

         (iii) the Seller shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph
(ii) above, as of the Removal Date, is true and complete in all material respects;

          (iv) the Rating Agency Condition shall have been satisfied with respect to the removal of the Removed Accounts and Participation Interests;

          (v) the Seller shall have delivered to the Trustee an Officer's Certificate, dated the Removal Date, to the effect that the Seller reasonably believes that (a) such removal will not have an Adverse Effect, (b) such removal will not result in the occurrence of an Amortization Event, and (c) no selection procedures believed by the Seller to be materially adverse to the interests of the Investor Certificateholders have been used in removing Removed Accounts from among any pool of Accounts of a similar type.

          Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the Seller a written reassignment in substantially the form of Exhibit C (the "Reassignment") and shall, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to the Seller or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts and Participation Interests, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee may conclusively rely on the Officer's Certificate delivered pursuant to this Section 2.10 and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          Section 2.11. Account Allocations. In the event that the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement, including by reason of the application of the provisions of Section 9.02 or any order of any Governmental Authority (a "Transfer Restriction Event"), then, in any such event, (a) the Seller and the Servicer agree (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Collections, including Collections of Receivables transferred to the Trust prior to the occurrence of such event, and all amounts which would have constituted Collections but for the Seller's inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables transferred to the Trust by the Seller in the Trust on such date), (b) the Seller and the Servicer agree that such amounts will be applied as Collections in accordance with Article IV and the terms of each Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Seller's inability to transfer Receivables to the Trust which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and the terms of each Supplement. For the purpose of the immediately preceding sentence, the Seller and the Servicer shall treat the first received Collections with respect to the Accounts as allocable to the Trust until the Trust shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables in the Trust as of the date of the occurrence of such event. If the Seller and the Servicer are unable pursuant to any Requirements of Law to allocate Collections as described above, the Seller and the Servicer agree that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article IV and the terms of each Supplement. The parties hereto agree that Finance Charge and Administrative Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV and the terms of each Supplement.


                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

          Section 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer. (a) Household Finance Corporation agrees to act as the Servicer under this Agreement and the Certificateholders by their acceptance of Certificates consent to Household Finance Corporation acting as Servicer.

          (b) As agent for the Seller and the Trust, the Servicer shall service and administer the Receivables, shall collect and deposit into the Collection Account payments due under the Receivables and shall charge-off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines. As agent for the Seller and the Trust, the Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to
Section 10.01, the Servicer or its designee is hereby authorized and empowered unless such power is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section

10.01, (i) to instruct the Trustee to make withdrawals and payments from the Collection Account and any Series Account, as set forth in this Agreement or any Supplement, (ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement or any Supplement, (iii) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables and (iv) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities or reporting requirements or other laws or regulations. The Trustee shall furnish the Servicer with any documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          (c) The Servicer shall not, and no Successor Servicer shall, be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other credit card receivables.

          (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of VISA, MasterCard and any other similar entity or organization relating to any other type of revolving credit card accounts included as Accounts, except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Investor Certificateholders.

          (e) The Servicer shall pay out of its own funds, without reimbursement, all expenses incurred in connection with the Trust and the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of the Trustee (including the reasonable fees and expenses of its counsel) and independent accountants and all other fees and expenses, including the costs of filing UCC continuation statements and the costs and expenses relating to obtaining and maintaining the listing of any Investor Certificates on any stock exchange, that are not expressly stated in this Agreement to be payable by the Trust or the Seller (other than Federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust).

          Section 3.02. Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive the Servicing Fee specified in any Supplement.

          Section 3.03. Representations, Warranties and Covenants of the Servicer. Household Finance Corporation, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, with respect to itself, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants on which the Trustee shall be deemed to have relied in accepting the Receivables in trust and in authenticating the Certificates:

          (a) Organization and Good Standing. The Servicer is a national banking association or corporation validly existing under the applicable law of the jurisdiction of its organization or incorporation and has, in all material respects, full power and authority to own its properties and conduct its credit card servicing business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each Supplement.

          (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables as required by this Agreement requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Servicer under this Agreement.

          (c) Due Authorization. The execution, delivery, and performance of this Agreement and each Supplement, and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby, have been duly authorized by the Servicer by all necessary action on the part of the Servicer.

          (d) Binding Obligation. This Agreement and each Supplement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or by general principles of equity.

          (e) No Conflict. The execution and delivery of this Agreement and each Supplement by the Servicer, and the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

          (f) No Violation. The execution and delivery of this Agreement and each Supplement by the Servicer, the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Servicer will not conflict with or violate any Requirements of Law applicable to the Servicer.

          (g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Supplement or seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement.

          (h) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Investor Certificateholders.

          (i) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Receivable except in accordance with the Credit Card Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

          (j) Protection of Certificateholders' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of Certificateholders in any Receivable or the related Account, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Credit Card Guidelines.

          (k) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and if any Receivable is so evidenced it shall be reassigned or assigned to the Servicer as provided in this Section.

          (l) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement and each Supplement by the Servicer and the performance of the transactions contemplated by this Agreement and each Supplement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

          In the event (x) any of the representations, warranties or covenants of the Servicer contained in subsection 3.03 (h), (i) or (j) with respect to any Receivable or the related Account is breached, and such breach has a material adverse effect on the Certificateholders' Interest in such Receivable (which determination shall be made without regard to whether funds are then available to any Investor Certificateholders pursuant to any Series Enhancement) and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee and the Seller) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Trustee or the Seller, or (y) as provided in subsection 3.03(k) with respect to any Receivable, all Receivables in the Account or Accounts to which such event relates shall be assigned and transferred to the Servicer on the terms and conditions set forth below.

          The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds on the Transfer Date following the Due Period in which such assignment obligation arises in an amount equal to the amount of such Receivables.

          Upon each such reassignment or assignment to the Servicer, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section but only upon receipt of an Officer's Certificate of the Servicer that states that all conditions set forth in this section have been satisfied. The obligation of the Servicer to accept reassignment or assignment of such Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of Certificateholders) or any Series Enhancer, except as provided in Section 8.04.

          Section 3.04. Reports and Records for the Trustee. (a) Daily Records. On each Business Day, the Servicer shall make or cause to be made available at the office of the Servicer for inspection by the Trustee upon request a record setting forth (i) the Collections in respect of Principal Receivables and in respect of Finance Charge and Administrative Receivables processed by the Servicer on the second preceding Business Day in respect of each Account and (ii) the amount of Receivables as of the close of business on the second preceding Business Day in each Account. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Trustee at the office of the Servicer on any Business Day any computer programs necessary to make such identification. The Trustee shall enter into such confidentiality agreements as the Servicer shall deem necessary to protect its interests.

          (b) Monthly Servicer's Certificate. Not later than the second Business Day preceding each Distribution Date, the Servicer shall, with respect to each outstanding Series, deliver to the Trustee and each Rating Agency a certificate of a Servicing Officer in substantially the form set forth in the related Supplement.

          Section 3.05. Annual Certificate of Servicer. The Servicer shall deliver to the Trustee and each Rating Agency on or before March 31 of each calendar year, beginning with March 31, 1994, an Officer's Certificate substantially in the form of Exhibit D.

          Section 3.06. Annual Servicing Report of Independent Public Accountants; Copies of Reports Available. (a) On or before March 31 of each calendar year, beginning with March 31, 1994, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Seller) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer and each Rating Agency to the effect that they have examined certain documents and records relating to the servicing of Accounts under this Agreement and each Supplement, compared the information contained in the Servicer's certificates delivered pursuant to Section 3.04(b) during the period covered by such report with such documents and records and that, on the basis of such examination, such accountants are of the opinion that the servicing has been conducted in compliance with the terms and conditions as set forth in Articles III and Article IV and Section 8.08 of this Agreement and the applicable provisions of each Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

          (b) On or before March 31 of each calendar year, beginning with March 31, 1994, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or Seller) to furnish a report to the Trustee, the Servicer and each Rating Agency to the effect that they have compared the mathematical calculations of each amount set forth in the Servicer's certificates delivered pursuant to Section 3.04(b) during the period covered by such report with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

          (c)  A copy of each certificate and report provided pursuant to
Section 3.04(b), 3.05 or 3.06 may be obtained by any Investor Certificateholder or Certificate Owner by a request in writing to the Trustee addressed to the Corporate Trust Office.

          Section 3.07. Tax Treatment. Unless otherwise provided in a Supplement, it is the intention of the Seller and the Investor Certificateholders that, with respect to all Taxes, the Investor Certificates will be treated as indebtedness of the Seller to the Investor Certificateholders secured by the Receivables (the "Intended Characterization"). The Seller, by entering into this Agreement, and each Investor Certificateholder, by the acceptance of its Investor Certificate, agree to report such transactions for the purposes of all Taxes in a manner consistent with the Intended Characterization.

          Section 3.08. Notices to Household Finance Corporation. In the event that Household Finance Corporation is no longer acting as Servicer, any Successor Servicer shall deliver or make available to Household Finance Corporation each certificate and report required to be provided thereafter pursuant to Section 3.04(b), 3.05 and 3.06.

          Section 3.09. Adjustments. (a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, or because the Servicer charges off as uncollectible Small Balances, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Seller's Participation Amount and the Seller's Interest will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Seller's Participation Amount and the Seller's Interest will be reduced by the amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in Section 2.07(b) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Due Period in which such adjustment obligation arises. In the event that, following the exclusion of such Principal Receivables from the calculation of the Seller's Participation Amount, the Seller's Participation Amount would be a negative number, not later than 1:00 P.M., New York City time, on the Distribution Date following the Due Period in which such adjustment obligation arises, the Seller shall make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Seller's Participation Amount would be below zero (up to the amount of such Principal Receivables). Any amount deposited into the Collection Account in connection with the adjustment of a Receivable shall be considered Collections of Principal Receivables and shall be applied in accordance with Article IV and the terms of each Supplement.

          (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this paragraph shall not require any change in any report previously delivered pursuant to Section 3.04(a).

          Section 3.10. Interchange; Recoveries. (a) If at any time the Servicer cannot identify the amount of Interchange to be included as Collections of Finance Charge Receivables with respect to the preceding Due Period, then the Servicer shall reasonably estimate on or prior to each Determination Date the amount of Interchange which shall be attributable to Accounts. In such event, the Servicer shall notify the Bank of such amount prior to 1:00 p.m., New York City time, on the applicable Distribution Date.

          (b) If at any time the Servicer cannot identify the Recoveries which relate to specific Defaulted Receivables, then the Servicer shall reasonably estimate, on or prior to each Determination Date, the amount of Recoveries to be attributed to Accounts.

                                 ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS

          Section 4.01. Rights of Certificateholders. The Investor Certificates shall represent fractional undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account allocable to Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds available pursuant to any related Series Enhancement (collectively, with respect to all Series, the "Certificateholders' Interest"), it being understood that the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class. The Seller's Certificates shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Certificateholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in any Supplement to be paid to the Seller on behalf of all holders of the Seller's Certificates (the "Seller's Interest"); provided, however, that the Seller's Certificates shall not represent any interest in the Collection Account, any Series Account or any Series Enhancement, except as specifically provided in this Agreement or any Supplement.

          Section 4.02. Establishment of Collection Account. The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the "Collection Account"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof for the benefit of the Certificateholders.

The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Series Enhancer. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Collection Account meeting the conditions specified above, transfer any cash and/or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account". Pursuant to the authority granted to the Servicer in subsection 3.01(b), the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer's or the Trustee's duties hereunder. The Servicer shall reduce deposits into the Collection Account payable by the Seller on any Deposit Date to the extent the Seller is entitled to receive funds from the Collection Account on such Deposit Date, but only to the extent such reduction would not reduce the Seller's Participation Amount to an amount less than zero.

          Funds on deposit in the Collection Account (other than investment earnings and amounts deposited pursuant to Sections 2.06, 9.02, 10.01 or 12.02) shall at the direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders. Investments of funds representing Collections collected during any Due Period shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on each monthly Transfer Date following such Due Period in amounts sufficient to the extent of such funds to make the required distributions on the following Distribution Date. Until all Series of Certificates have been paid in full, the Trustee shall not liquidate such Eligible Investments prior to their scheduled maturity, unless the Rating Agency Condition shall have been satisfied. Funds deposited in the Collection Account on a Transfer Date with respect to the next following Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be paid to the Seller, except as otherwise specified in any Supplement. The Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.02.

          Section 4.03.  Collections and Allocations.
(a) The Servicer will apply or will instruct the Trustee to apply all funds on deposit in the Collection Account as described in this Article IV and in each Supplement. Except as otherwise provided below, the Servicer shall deposit Collections into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following the Date of Processing. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as Household

Finance Corporation remains the Servicer and maintains a commercial paper rating of not less than A-1 by Standard and Poor's and P-1 by Moody's (or such other rating below A-1 or P-1, as the case may be, which is satisfactory to each Rating Agency), and for five Business Days following any reduction of any such rating, the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 1:00 P.M., New York City time, on each Distribution Date. Subject to the first proviso in Section 4.04, but notwithstanding anything else in this Agreement to the contrary, with respect to any Due Period, whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Series Enhancer pursuant to the terms of any Supplement or Enhancement Agreement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account. The Servicer may pay amounts due to the Seller on the following Deposit Date directly to the Seller and shall not be required to deposit such amounts in the Collection Account. Subject to the second preceding sentence, the Servicer may retain its Servicing Fee with respect to a Series and shall not be required to deposit it in the Collection Account.

          (b) Collections of Finance Charge and Administrative Receivables and Principal Receivables and Defaulted Receivables and Miscellaneous Payments will be allocated to each Series on the basis of the Series Allocable Finance Charge and Administrative Collections of such Series, Series Allocable Principal Collections, Series Allocable Defaulted Amount and Series Allocable Miscellaneous Payments and amounts so allocated to any Series will not, except as specified in the related Supplement, be available to the Investor Certificateholders of any other Series. Allocations thereof between the Certificateholders' Interest and the Seller's Interest, among the Series and among the Classes in any Series, shall be set forth in the related Supplement or Supplements. On each Determination Date, after the amounts of all allocations have been determined (i) with respect to all outstanding Series and (ii) as provided for in any applicable Supplement, the Servicer may, with the consent of the Seller, allocate any excess Collections which would otherwise be payable to the Seller at its discretion to one or more of the outstanding Series subject to the following conditions:

          (i) on or before the fifth Business Day immediately preceding such allocation, the Servicer shall have given the Trustee and each Rating Agency notice of such allocation;

         (ii) the Rating Agency Condition shall have been satisfied with respect to such allocation; and

        (iii) the Servicer shall have delivered to the Trustee an Officer's Certificate, dated the date of such allocation, to the effect that the Servicer reasonably believes that such allocation will not have an Adverse Effect.

          Section 4.04. Unallocated Principal Collections. On each Determination Date, (a) the Servicer shall allocate Trust Excess Principal Collections (as described below) to each Series as set forth in the related Supplement and (b) the Servicer shall withdraw from the Collection Account and pay to the Seller (i) an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements specify are to be treated as "Trust Excess Principal Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Supplements specify are "Principal Shortfalls" for such Distribution Date and, without duplication, and
(ii) the aggregate amount for all outstanding Series of that portion of Series Allocable Principal Collections which the related Supplements specify are to be allocated and paid to the Seller with respect to such Distribution Date; provided, however, that, in the case of clauses (i) and (ii), such amounts shall be paid to the Seller only if the Seller's Participation Amount as of such Determination Date (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds zero. The amount required to be held in the Collection Account as a result of the proviso in the preceding sentence ("Unallocated Principal Collections") shall be paid to the Seller at the time the Seller's Participation Amount exceeds zero; provided, however, that any Unallocated Principal Collections on deposit in the Collection Account at any time during which any Series is in its accumulation period, amortization period or Early Amortization Period shall be deemed to be "Miscellaneous Payments" and shall be allocated and distributed in accordance with Section 4.03 and the terms of each Supplement.

          Section 4.05. Discount or Premium Receivables. The Seller may designate a fixed percentage of the amount of Receivables arising in the Accounts on and after the date of such designation (a) that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables or
(b) that would otherwise be treated as Finance Charge Receivables to be treated as Principal Receivables. The Seller must provide 30 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such designation, and such designation will become effective on the date specified therein only if
(i) the

Seller shall have delivered to the Trustee an Officer's Certificate, dated the date of such designation, to the effect that the Seller reasonably believes such designation will not have an Adverse Effect and (ii) the Rating Agency Condition is satisfied.

          Section 4.06. Allocation of Trust Assets to Series or Groups. To the extent so provided in the Supplement for any Series or in an amendment to the Pooling and Servicing Agreement executed pursuant to 13.01(a), Receivables conveyed to the Trust pursuant to Section 2.01 and Receivables or Participation Interests conveyed to the Trust pursuant to Section 2.09 or any Participation Interest Supplement, and all Collections received with respect to such Receivables or Participation Interests, may be allocated in whole or in part to one or more Series or Groups as may be provided in such Supplement or amendment, provided, however, that any such allocation shall be effective only upon satisfaction of the following conditions:

          (i) on or before the fifth Business Day immediately preceding such allocation, the Servicer shall have given the Trustee and each Rating Agency written notice of such allocation;

          (ii) the Rating Agency Condition shall have been satisfied with respect to such allocation; and

          (iii) the Servicer shall have delivered to the Trustee an Officer's Certificate, dated the date of such allocation, to the effect that the Servicer reasonably believes that such allocation will not have an Adverse Effect.

          Any such Supplement or amendment may provide that (i) such allocation to one or more particular Series or Groups may terminate upon the occurrence of certain events specified therein and (ii) that upon the occurrence of any such event, such assets and any Collections with respect thereto, shall be reallocated to other Series or Groups or to all Series, all as shall be provided in such Supplement or amendment.


                                   ARTICLE V

                          DISTRIBUTIONS AND REPORTS TO
                               CERTIFICATEHOLDERS

          Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement. The identity of the Certificateholders with respect to distributions and reports shall be determined according to the immediately preceding Record Date.

                                 ARTICLE VI

                                THE CERTIFICATES

          Section 6.01. The Certificates. The Investor Certificates of any Series or Class shall be issued in fully registered form ((including, without limitation, any uncertificated Series or Class which is registered in the Certificate Register) the "Registered Certificates") unless the applicable Supplement provides, in accordance with then applicable laws, that such Certificates be issued in bearer form ("Bearer Certificates") with attached interest coupons and a special coupon (collectively the "Coupons"). Such Registered Certificates or Bearer Certificates, as the case may be, shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The HAFC Seller Certificate will be issued in registered form, substantially in the form of Exhibit A, and shall upon issue, be executed and delivered by the Seller to the Trustee for authentication and redelivery as provided in Section 6.02. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the aggregate original principal amount of such Series or Class as described in Section 6.10. The HAFC Seller Certificate shall be a single certificate and shall initially represent the entire Seller's Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of the Seller by its President or any Vice President or by any attorney-in-fact duly authorized to execute such Certificate on behalf of any such officer. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Seller shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the Series Issuance Date. All Registered Certificates and Seller's Certificates shall be dated the date of their authentication.

          Section 6.02. Authentication of Certificates. The Trustee shall authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the order of the Seller against payment to the Seller of the purchase price therefor. The Trustee shall authenticate and deliver the HAFC Seller Certificate to the Seller simultaneously with its delivery of the Investor Certificates of the first Series to be issued hereunder.

          Section 6.03. New Issuances. (a) The Seller may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

          (b) Upon satisfaction of the conditions set forth in clauses (i) through (vii) below on or before the Series Issuance Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The Trustee shall execute the Supplement and the Seller shall execute the Investor Certificates of such Series and deliver such Investor Certificates to the Trustee for authentication. In connection with the issuance of a new Series of Investor Certificates or at any other time, the Seller may surrender the Seller Certificate to the Trustee in exchange for a newly issued Seller Certificate and a second certificate (a "Supplemental Certificate"), the terms of which shall be defined in a supplement to this Agreement (which supplement shall be subject to Section 13.01 to the extent that it amends any of the terms of this Agreement); to be delivered to or upon the order of the Seller (or the holder of a Supplemental Certificate, in the case of the transfer and exchange thereof):

          (i) on or before the eighth Business Day immediately preceding the Series Issuance Date or Seller Certificate transfer and exchange, as the case may be, the Seller shall have given the Trustee, the Servicer and each Rating Agency notice (unless such notice requirement is otherwise waived) of such issuance and the Series Issuance Date or such Seller Certificate transfer and exchange, as the case may be;

         (ii) the Seller shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party hereto other than the Trustee;

        (iii) the Seller shall have delivered to the Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

         (iv) the Rating Agency Condition shall have been satisfied with respect to such issuance or such Seller Certificate transfer and exchange, as the case may be;

          (v) such issuance or transfer and exchange, as the case may be, will not result in any Adverse Effect and the Seller shall have delivered to the Trustee an Officer's

     Certificate, dated the Series Issuance Date or the date of such transfer and exchange, as the case may be, to the effect that the Seller reasonably believes that such issuance or such transfer and exchange, as the case may be, will not have an Adverse Effect;

         (vi) the Seller shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the Series Issuance Date or the date of such transfer and exchange, as the case may be, with respect to such issuance or transfer and exchange, respectively; and

        (vii) the balances of the Principal Receivables in the Trust as of the end of the next preceding Due Period shall not be less than the Required Minimum Principal Balance as of the Series Issuance Date or the date of such transfer and exchange, as the case may be, and after giving effect to such issuance or such transfer and exchange, respectively.

          Section 6.04.  Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section 11.16 a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar shall initially be The Bank of New York.

          The Trustee may revoke such appointment and remove The Bank of New York as Transfer Agent and Registrar if the Trustee determines in its sole discretion that The Bank of New York failed to perform its obligations under this Agreement in any material respect. The Bank of New York shall be permitted to resign as Transfer Agent and Registrar upon 30 days' notice to the Seller, the Trustee and the Servicer; provided, however, that such resignation shall not be effective and The Bank of New York shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Seller.

          Upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

          At the option of a Registered Certificateholder, Registered

Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Registered Certificates to be exchanged at any such office or agency; Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same Series and Class) of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Certificate, so surrendered after the close of business on the Record Date preceding the relevant payment date or distribution date after the expected final payment date need not have attached the Coupon relating to such payment date or distribution date (in each case, as specified in the applicable Supplement).

          The preceding provisions of this Section notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Certificate for a period of 15 days preceding the due date for any payment with respect to the Certificate.

          Whenever any Investor Certificates are so surrendered for exchange, the Seller shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Investor Certificateholder or the attorney-in-fact thereof duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

          All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee.

          The Seller shall execute and deliver to the Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement, each Supplement and the Certificates.

          (b) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, The City of New York, an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange.

          Section 6.05.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
(a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Seller shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Certificate under this Section, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 6.06. Persons Deemed Owners. The Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may (a) prior to due presentation of a Registered Certificate for registration of transfer, treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by any of the Seller, the Servicer, any other holder of a Seller's Certificate or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Seller, the Servicer, any other holder of a Seller's Certificate or any Affiliate thereof. None of the Seller, the Servicer, the Trustee, the Registrar or the Paying Agent will have any responsibility or liability for any of the records relating to or on account of beneficial ownership in Book-Entry Certificates or for maintaining, supervising or reviewing records relating thereto.

          Section 6.07. Appointment of Paying Agent. The Paying Agent shall make distributions to Investor Certificateholders from the Collection Account or applicable Series Account pursuant to the provisions of the applicable Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or applicable Series Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement or any Supplement in any material respect. The Paying Agent shall initially be The Bank of New York. In the event that The Bank of New York shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent. The Trustee shall act as Paying Agent until a successor is appointed. The Trustee shall cause each successor or additional Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Investor Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 11.01, 11.02, 11.03 and 11.05 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent.

          Section 6.08. Access to List of Registered Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and

Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Registered Certificateholders. If any Holder or group of Holders of Investor Certificates of any Series or all outstanding Series, as the case may be, evidencing not less than 10% of the aggregate unpaid principal amount of such Series or all outstanding Series, as applicable (the "Applicants"), apply to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this Agreement or any Supplement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Certificateholders of such Series or all outstanding Series, as applicable, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

          With respect to any Series of Registered Certificates, every Registered Certificateholder, by receiving and holding a Registered Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Certificateholders hereunder, regardless of the sources from which such information was derived.

          Section 6.09. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Seller and the Servicer.

          (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent. An authenticating agent may at any time resign by giving notice of resignation to the Trustee and to the Seller. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Seller. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Seller, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Seller. The Seller agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section. The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

          (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

          This is one of the Certificates described in the Pooling and Servicing Agreement.


                              ____________________________

                              ____________________________
                              as Authenticating Agent
                                    for the Trustee,

                              By _________________________
                                     Authorized Officer

          Section 6.10. Book-Entry Certificates. Unless otherwise specified in the related Supplement for any Series or Class, the Investor Certificates, upon original issuance, shall be issued in the form of one or more master Investor Certificates representing the Book-Entry Certificates, to be delivered to the Clearing Agency, by, or on behalf of, the Seller. The Investor Certificates shall initially be registered on the Certificate Register in the name of the Clearing Agency or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates ("Definitive Certificates") have been issued to the applicable Certificate Owners pursuant to Section 6.12 or as otherwise specified in any such Supplement:

               (a) the provisions of this Section shall be in full force and effect;

               (b) the Seller, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate Owners;

               (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

               (d) the rights of the respective Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Investor Certificates to such Clearing Agency Participants.

          For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Certificate Owners (acting through the Clearing Agency and the Clearing Agency Participants) owning Investor Certificates evidencing the requisite percentage of principal amount of Investor Certificates.

          Section 6.11. Notices to Clearing Agency. Whenever any notice or other communication is required to be given to Investor Certificateholders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the applicable Clearing Agency.

          Section 6.12. Definitive Certificates. If Book-Entry Certificates have been issued with respect to any Series or Class and (a) the Seller advises the Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and the Trustee or the Seller is unable to locate a qualified successor, (b) the Seller, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through the Clearing Agency or (c) after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing not less than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and the Clearing Agency through the Clearing Agency Participants that the continuation of a book-entry system with respect to the Investor Certificates of such Series or Class through the Clearing Agency is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Certificates, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of any such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Investor Certificateholders hereunder.

          Section 6.13. Uncertificated Classes. Notwithstanding anything to the contrary contained in this Article VI or in Article XII, unless otherwise specified in any Supplement any provisions contained in this Article VI and in
Article XII relating to the registration form, execution, authentication, delivery, presentation, cancellation and surrender of Certificates shall not be applicable to any uncertificated Certificates.



                                  ARTICLE VII

                      OTHER MATTERS RELATING TO THE SELLER

          Section 7.01. Liability of the Seller. The Seller shall be liable for all obligations, covenants, representations and warranties of the Seller arising under or related to this Agreement or any Supplement. Except as provided in the preceding sentence, the Seller shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Seller.

          Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Seller. (a) The Seller shall not dissolve, liquidate, consolidate with or merge into any other corporation or convey, transfer or sell its properties and assets substantially as an entirety to any Person unless:

          (i) (x) the corporation formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Seller substantially as an entirety shall be, if the Seller is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a savings and loan association, a national banking association, a bank or other entity which is not subject to Title 11 of the United States Code or is a special purpose corporation whose powers and activities are limited to the performance of the Seller's obligations under this Agreement and any Supplement and, if the Seller is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Seller hereunder; and (y) the Seller or the surviving entity, as the case may be, has delivered to the Trustee (with a copy to the Rating Agency) an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity, and that all conditions precedent herein provided for relating to such transaction have been complied with; and

         (ii) the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer.

          (b) Except as permitted by Section 2.07(c), the obligations, rights or any part thereof of the Seller hereunder shall not be assignable nor shall any Person succeed to such obligations or rights of the Seller hereunder except
(i) for conveyances, mergers, consolidations, assumptions, sales or transfers in accordance with the provisions of the foregoing paragraph and (ii) conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) which the Seller and the Servicer determine will not result in an Adverse Effect, (2) which meet the requirements of clause (ii) of the preceding paragraph and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to the Trustee in writing in form satisfactory to the Trustee, the performance of every covenant and obligation of the Seller thereby conveyed.

          Section 7.03.  Limitations on Liability of the Seller.  Subject to
Section 7.01, neither the Seller nor any of the directors, officers, employees or agents of the Seller acting in such capacities shall be under any liability to the Trust, the Trustee, the Certificateholders, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in such capacities pursuant to this Agreement; provided, however, that this provision shall not protect the Seller or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Seller) respecting any matters arising hereunder.

          Section 7.04. Seller Indemnification of the Trust and the Trustee. The Seller shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of (a) any acts or omissions of the Seller with respect to the Trust pursuant to this Agreement or (b) the administration by the Trustee of the Trust (in the case of clause (a) or (b), other than such as may arise from the negligence or wilful misconduct of the Trustee), including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim. Indemnification pursuant to this Section shall not be payable from the Trust Assets.


                                  ARTICLE VIII

                     OTHER MATTERS RELATING TO THE SERVICER

          Section 8.01. Liability of the Servicer. The Servicer shall be liable under this Article only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

          Section 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey, transfer or sell its properties and assets substantially as an entirety to any Person, unless:

          (a) (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Servicer is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;

         (ii) the Servicer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with;

               (b) the Rating Agency Condition shall have been satisfied with respect to such assignment and succession; and

               (c) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

          Section 8.03. Limitation on Liability of the Servicer and Others. Except as provided in Section 8.04 and Section 11.05, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Trust, the Trustee, the Certificateholders, any Series Enhancer or any other person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability.
The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Certificateholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

          Section 8.04. Servicer Indemnification of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of (a) any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement or (b) the administration by the Trustee of the Trust (in the case of clause (a) or (b), other than such as may arise from the negligence or wilful misconduct of the Trustee), including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim. Indemnification pursuant to this Section shall not be payable from the Trust Assets.

          Section 8.05. Resignation of the Servicer. The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) upon the assumption, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer hereunder by any of its Affiliates that is a direct or indirect wholly owned subsidiary of Household International, Inc. or by any other entity the appointment of which shall have satisfied the Rating Agency Condition and, in either case, qualifies as an Eligible Servicer. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section
10.02 hereof. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer under clause (a) above the Trustee is unable to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

          Section 8.06. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at reasonably accessible offices in the continental United States designated by the Servicer. Nothing in this Section shall derogate from the obligation of the Seller, the Trustee and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

          Section 8.07. Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate its duties hereunder with respect to the Accounts and the Receivables to any Person that agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement. Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.05.

          Section 8.08. Examination of Records. The Seller and the Servicer shall indicate generally in their computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Certificateholders. The Seller and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer records and other records to determine that such receivable is not a Receivable.


                                   ARTICLE IX

                              AMORTIZATION EVENTS

          Section 9.01. Amortization Events. If any one of the following events shall occur:

          (a) the Seller, the Bank or any Additional Seller shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller, the Bank or any Additional Seller or of or relating to all or substantially all of each such entity's respective property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of each such entity's respective affairs, shall have been entered against the Seller, the Bank or any Additional Seller; or the Seller, the Bank or any Additional Seller shall admit in writing its respective inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its respective creditors or voluntarily suspend payment of its respective obligations (any such act or occurrence being an "Insolvency Event"); or

          (b) with respect to any Series, any Amortization Event set forth in the related Supplement;

then, subject to applicable law, in the case of any event described in paragraph (a), an Amortization Event shall occur with respect to all outstanding Series without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the occurrence of such event and in the case of any event described in paragraph (b), such Amortization Event shall be an Amortization Event only for such Series and the applicable Supplement shall set forth provisions which shall govern each such Amortization Event set forth therein.

          The Trustee, upon learning of any Amortization Event, shall promptly notify each Rating Agency.

          Section 9.02. Additional Rights upon the Occurrence of Certain Events. (a) If an Insolvency Event occurs with respect to the Seller, the Seller shall on the day any such Insolvency Event (the "Appointment Date"), immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge and Administrative Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be a part of the Trust. Within 15 days of the Appointment Date, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and (ii) give notice to Certificateholders describing the provisions of this Section and requesting instructions from such Holders. Unless (x) the Trustee shall have received instructions within 90 days from the date notice pursuant to clause (i) above is first published from Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series to the effect that such Investor Certificateholders disapprove of the liquidation of the Receivables or (y) the Trustee shall have received instructions in accordance with any Supplement that the Trustee shall not proceed with such liquidation, the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.01 and 9.02 shall not be deemed to be mutually exclusive.

          (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to paragraph (a) ("Insolvency Proceeds") shall be immediately deposited in the Collection Account. The Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge and Administrative Receivables and Principal Receivables. Proceeds shall be allocated to Finance Charge and Administrative Receivables and Principal Receivables in the same proportion as the amount of Finance Charge and Administrative Receivables and Principal Receivables bear to one another on the prior Determination Date. The Insolvency Proceeds shall be allocated and distributed to Investor Certificateholders in accordance with the terms of each Supplement and the Trust shall terminate immediately thereafter.


                                   ARTICLE X

                               SERVICER DEFAULTS

          Section 10.01. Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement;

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which has an Adverse Effect and which continues unremedied for a period of 60 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such failure relates); or the Servicer shall assign or delegate its duties under this Agreement, except as permitted by Sections 8.02 and 8.07;

          (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has an Adverse Effect on the rights of the Investor Certificateholders of any Series (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which material adverse effect continues for a period of 60 days after the date on which notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the

Trustee by the Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such representation, warranty or certification that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

          (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates, by notice then given to the Servicer (and to the Trustee and any Series Enhancer if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof; provided, however, if within 60 days of receipt of a Termination Notice the Trustee does not receive any bids from Eligible Servicers in accordance with Section 10.02(c) to act as a Successor Servicer and receives an Officer's Certificate of the Seller to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall grant a right of first refusal to the Seller which would permit the Seller at its option to purchase the Certificateholders' Interest on the Distribution Date in the next calendar month.

          The purchase price for the Certificateholders' Interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. The Seller shall notify the Trustee prior to the Record Date for the Distribution Date of the purchase if it is exercising such right of first refusal. If the Seller exercises such right of first refusal, the Seller shall deposit the purchase price into the Collection Account not later than 1:00 P.M., New York City time, on such Distribution Date in immediately available funds. The purchase price shall be allocated and distributed to Investor Certificateholders in accordance with the terms of each Supplement.

          After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer is appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer shall within 20 Business Days transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest.

          Notwithstanding the foregoing, a delay in or failure of performance referred to in paragraph (a) above for a period of 10 Business Days after the applicable grace period or under paragraph (b) or (c) above for a period of 60 Business Days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, the Seller and any Series Enhancer with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

          Section 10.02. Trustee To Act; Appointment of Successor. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee or until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with Sections 3.01(b) and 8.07. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

          Notwithstanding the foregoing, any provision of this Agreement which requires the Servicer to make a deposit into the Collection Account not later than 1:00 P.M., New York City time, on a Distribution Date shall be deemed to require a Successor Servicer to make such deposit into the Collection Account on the Transfer Date immediately preceding such Distribution Date.

          (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series plus the sum of the amounts with respect to each Series and with respect to each Distribution Date equal to any Collections of Finance Charge and Administrative Receivables allocable to Investor Certificateholders of such Series which are payable to the Seller after payment of all amounts owing to the Investor Certificateholders of such Series with respect to such Distribution Date or required to be deposited in the applicable Series Accounts with respect to such Distribution Date and any amounts required to be paid to any Series Enhancer for such Series with respect to such Distribution Date pursuant to the terms of any Enhancement Agreement; provided, however, that the Seller shall be responsible for payment of the Seller's portion of such aggregate Servicing Fees and all other amounts in excess of such aggregate Servicing Fees. Each holder of any of the Seller's Certificates agrees that, if Household Finance Corporation (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge and Administrative Receivables that the Seller is entitled to receive pursuant to this Agreement or any Supplement shall be reduced by an amount sufficient to pay the Seller's share of the compensation of the Successor Servicer.

          (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01, and shall pass to and be vested in the Seller and, without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to Household Finance Corporation or its designee in such electronic form as it may reasonably request and shall transfer all other records, correspondence and documents to it in the manner and at such times as it shall reasonably request. To the extent that compliance with this Section shall require the Successor Servicer to disclose to Household Finance Corporation information of any kind which the Successor Servicer deems to be confidential, Household Finance Corporation shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

          Section 10.03. Notification to Certificateholders. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Trustee, each Rating Agency and each Series Enhancer and the Trustee shall give notice to the Investor Certificateholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Trustee shall give prompt notice thereof to the Investor Certificateholders.

                                 ARTICLE XI

                                  THE TRUSTEE

          Section 11.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of a Servicer Default of which it has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants by the Trustee shall be read into this Agreement. If a Servicer Default to the actual knowledge of the Trustee has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) In the absence of bad faith or recklessness on its part, the Trustee may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee pursuant to this Agreement. The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement. The Trustee shall give prompt notice to the Investor Certificateholders of any material lack of conformity of any such instrument to the applicable requirements of this Agreement discovered by the Trustee which would entitle a specified percentage of Investor Certificateholders to take any action pursuant to this Agreement.

          (c) Subject to paragraph (a) no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (ii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action relates) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

        (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (a) or (b) of Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives notice of such failure from the Servicer or any Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of the Investors Certificates of all Series to which such failure relates).

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no actions reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

          (f) Except as expressly provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust including by (i) accepting any substitute obligation for a Receivable initially assigned to the Trust under
Section 2.01 or 2.09, (ii) adding any other investment, obligation or security to the Trust or (iii) withdrawing from the Trust any Receivables.

          (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required.

          Section 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

          (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, certificate, statement, instrument, Officer's Certificate, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

          (b) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested in writing so to do by Holders of Investor Certificates evidencing more than 25% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such matters that do not relate to all Series, 25% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such matters relate); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to so proceeding.

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

          (g) except as may be required by Section 11.01(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Seller with its representations and warranties or for any other purpose;

          (h) whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 11.02;

          (i) the Trustee shall have no liability with respect to the acts or omissions of the Servicer (except and to the extent the Servicer is the Trustee), including, acts or omissions in connection with the servicing, management or administration of Receivables; calculations made by the Servicer whether or not reported to the Trustee; and deposits into or withdrawals from any Accounts or funds established pursuant to the terms of this Agreement; and

          (j) in the event that the Trustee is also acting as Paying Agent or Transfer Agent and Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article XI shall also be afforded to such Paying Agent, Transfer Agent and Registrar.

          Section 11.03. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document or as to the perfection or priority of any security interest therein or as to the efficacy of the Trust. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller in respect of the Receivables or deposited in or withdrawn from the Collection Account, any Series Accounts or any other accounts hereafter established to effectuate the transactions contemplated by this Agreement and in accordance with the terms of this Agreement.

          Section 11.04. Trustee May Own Certificates. Subject to any restrictions that may otherwise be imposed by Section 406 of ERISA or Section 4975(e) of the Internal Revenue Code, the Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

          Section 11.05. The Servicer To Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Enhancement Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) except any such expense, disbursement or advance as may arise from its negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provision of this Section shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer, which shall be paid out of the Servicing Fee. The Servicer's covenant to pay the expenses, disbursements and advances provided for in this Section shall survive the termination of this Agreement.

          Section 11.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State thereof authorized under such laws to exercise corporate trust powers, have a net worth of at least $50,000,000, be subject to supervision or examination by Federal or State authority and maintain any credit or deposit rating required by any Rating Agency (which shall be Baa3, in the case of Moody's unless otherwise notified, and BBB- in the case of Standard & Poor's unless otherwise notified) or any higher credit or deposit rating required in connection with the issuance of a particular Series. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the

Trustee shall resign immediately in the manner and with the effect specified in
Section 11.07.

          Section 11.07.  Resignation or Removal of Trustee.
(a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Seller and the Servicer. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (c) Any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08.

          Section 11.08. Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Seller, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver, at the expense of the Servicer, to the successor trustee all documents or copies thereof and statements held by it hereunder; and the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06.

          (c) Notwithstanding any other provisions herein, the appointment of a Successor Trustee shall not be effective unless the Rating Agency Condition shall have been satisfied.

          (d) Upon acceptance of appointment by a successor trustee as provided in this Section, such successor trustee shall provide notice of such succession hereunder to all Certificate-holders and the Servicer shall provide such notice to each Rating Agency and each Series Enhancer.

          Section 11.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 11.10. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act) except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as Successor Servicer) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

         (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

        (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 11.11. Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared such tax returns and shall provide such tax returns to the Trustee for signature at least five days before such tax returns are due to be filed. The Servicer, in accordance with the terms of each Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Investor

Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns.

          Section 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

          Section 11.13. Suits for Enforcement. (a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 11.01 and 11.14, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

          (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Investor Certificates or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

          Section 11.14.  Rights of Certificateholders To Direct Trustee.
Except as otherwise provided in the applicable Supplement, holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to
Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee after being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Investor Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Investor Certificateholders.

          Section 11.15. Representations and Warranties of Trustee. The Trustee represents and warrants that:

          (i) the Trustee is a trust company organized, existing and in good standing under the laws of the State of New York;

         (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement and each Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Supplement; and

        (iii) this Agreement and each Supplement has been duly executed and delivered by the Trustee.

          Section 11.16. Maintenance of Office or Agency. The Trustee will maintain at its expense an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served in the Borough of Manhattan, The City of New York. The Trustee initially appoints 101 Barclay Street, Floor 21W, New York, New York 10286 as such office and will give prompt notice to the Servicer and to Investor Certificateholders of any change in the location of the Certificate Register or any such office or agency.


                                  ARTICLE XII

                                  TERMINATION

          Section 12.01. Termination of Trust. The Trust and the respective obligations and responsibilities of the Seller, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Investor Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 8.04 and 12.02(b), upon the earlier of (i) April 30, 2014, (ii) at the option of the Seller, the day following the Distribution Date on which the Invested Amount for each Series is zero and (iii) the time provided in Section 9.02(b).

          Section 12.02. Final Distribution. (a) The Servicer shall give the Trustee at least 30 days prior notice of the Distribution Date on which the Investor Certificateholders of any Series or Class may surrender their Investor Certificates for payment of the final distribution on and cancellation of such Investor Certificates (or, in the event of a final distribution resulting from the application of Section 2.06, 9.02 or 10.01, notice of such Distribution Date promptly after Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such Distribution Date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.05 covering the period during the then-current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Certificateholders, the Trustee shall provide notice to Investor Certificateholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Investor Certificates at the office or offices therein specified (which, in the case of Bearer Certificates, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Investor Certificateholders.

          (b) Notwithstanding a final distribution to the Investor Certificateholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Investor Certificateholders shall continue to be held in trust for the benefit of such Investor Certificateholders and the Paying Agent or the Trustee shall pay such funds to such Investor Certificateholders upon surrender of their Investor Certificates, if certificated (and any excess shall be paid in accordance with the terms of any Enhancement Agreement). In the event that all such Investor Certificateholders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the notice from the Trustee described in paragraph (a), the Trustee shall give a second notice to the remaining such Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all such Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Seller any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Seller, Investor Certificateholders entitled to the money must look to the Seller for payment as general creditors unless an applicable abandoned property law designates another Person.

          (c) In the event that the Invested Amount with respect to any Series is greater than zero on its Termination Date (after giving effect to deposits and distributions otherwise to be made on such Termination Date) the Trustee will sell or cause to be sold on such Termination Date an amount of Principal Receivables (or interests therein) equal to 100% of the Invested Amount with respect to such Series on such Termination Date plus related Finance Charge and Administrative Receivables (after giving effect to such deposits and distributions; provided, however, that in no event shall such amount exceed the Series Allocation Percentage of Receivables with respect to such Series on such Termination Date). The proceeds (the "Termination Proceeds") from such sale shall be immediately deposited into the Collection Account for such Series. The Termination Proceeds shall be allocated and distributed to Investor Certificateholders of such Series in accordance with the terms of the applicable Supplement.

          Section 12.03. Seller's Termination Rights. Upon the termination of the Trust pursuant to Section 12.01 and the surrender of the Seller's Certificates, the Trustee shall sell, assign and convey to the Seller or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all monies due or to become due and all amounts received with respect thereto (including all moneys then held in the Collection Account or any Series Account) and all proceeds thereof, except for amounts held by the Trustee pursuant to Section 12.02(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Seller to vest in the Seller or its designee all right, title and interest which the Trust had in the Receivables.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

          Section 13.01. Amendment; Waiver of Past Defaults. (a) This Agreement or any Supplement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate, conveyance of a Participation Interest, allocation of assets pursuant to Section 4.06, or to change the definition of Due Period, Determination Date or Distribution Date) by the

Servicer, the Seller and the Trustee, by a written instrument signed by each of them, without the consent of any of the Certificateholders, provided that an Opinion of Counsel for the Seller is addressed and delivered to the Trustee, dated the date of any such amendment, to the effect that the conditions precedent to any such amendment have been satisfied and the Seller shall have delivered to the Trustee an Officer's Certificate, dated the date of any such Amendment, stating that the Seller reasonably believes that such amendment will not have an Adverse Effect. The designation of Additional Sellers pursuant to
Section 2.09(g) shall be subject to this Section 13.01 only to the extent that the supplement to this Agreement providing for such designation amends any of the terms of this Agreement.

          (b) This Agreement or any Supplement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee, with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all affected Series for which the Seller has not delivered an Officer's Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to (changes in Amortization Events which decrease the likelihood of the occurrence thereof shall not be considered delays in the timing of distributions for purposes of this clause) be made to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Certificateholder, (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class.

          (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor
Certificateholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Series Enhancer.

          (d) It shall not be necessary for the consent of Investor Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement or any Supplement which would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

          (f)  Any Supplement executed in accordance with the provisions of
Section 6.03 shall not be considered an amendment to this Agreement for the purposes of this Section.

          (g) The Holders of Investor Certificates evidencing more than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of each Series, or, with respect to any Series with two or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of each Series to which such default relates or, with respect to any such Series with two or more classes, of each Class) may, on behalf of all Certificateholders, waive any default by the Seller or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Investor Certificateholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

          (h) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, the Trustee shall be entitled to receive the Opinion described in
Section 13.02(d).

          Section 13.02. Protection of Right, Title and Interest to Trust. (a) The Servicer shall cause this Agreement, all amendments and supplements hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders' and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders and the Trustee hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

          (b) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, the Seller shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

          (c) The Seller and the Servicer shall give the Trustee prompt notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. The Seller and the Servicer shall at all times maintain each office from which it services Receivables and its principal executive offices within the United States.

          (d) The Servicer shall deliver to the Trustee (i) upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit E-1; (ii) on each date specified in Section 2.09(c)(ix) with respect to Aggregate Additions to be designated as Accounts, an Opinion of Counsel substantially in the form of Exhibit E-2, (iii) semiannually, with respect to any New Accounts included as Accounts, an Opinion of Counsel substantially in the form of Exhibit E-2, (iv) on each Addition Date on which any Participation Interests are to be included in the Trust pursuant to
Section 2.09(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by Exhibits E-1 and E-2 but conformed to the extent appropriate to relate to Participation Interests; and (v) on or before March 31 of each year, beginning with March 31, 1994, an Opinion of Counsel substantially in the form of Exhibit E-3.

          Section 13.03. Limitation on Rights of Certificateholders. (a) The death or incapacity of any

Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Investor Certificateholder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Investor Certificateholders from time to time as partners or members of an association, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action, suit or proceeding relates) shall have made, a request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Investor Certificateholder and the Trustee, that no one or more Investor Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders except as otherwise expressly provided in this Agreement.
For the protection and enforcement of the provisions of this Section, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 13.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 13.05. Notices; Payments. (a) All demands, notices, instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of the Seller, to Household Affinity Funding Corporation at 2960 Meade Avenue, Las Vegas, Nevada 89102,
Attention: General Counsel (facsimile no. (702) 222-4096) (ii) in the case of the Bank, to Household Bank f.s.b. at 1441 Schilling Place, Salinas, California 93901, Attention: General Counsel (facsimile no. (408) 755-6612), (iii) in the case of the Servicer, to Household Finance Corporation, at 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Vice President, Asset Securitization (facsimile no. (708) 205-7457), with copies to Household Credit Services, Inc. at 1441 Schilling Place, Salinas, California 93901, Attention:
General Counsel (facsimile no. (408) 755-2921) and to Household International, Inc. at 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: General Counsel's Office, Securities and Funding Unit (facsimile no. (708) 205-7457),
(iv) in the case of the Trustee, the Paying Agent or Transfer Agent and Registrar, to The Bank of New York at 101 Barclay Street, Floor 21W, New York, New York 10286, (v) in the case of Moody's, to 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department 4th Floor (facsimile no. 212-553-4600), (vi) in the case of Standard & Poor's, to 26 Broadway, New York, New York 10004, Attention: Asset Backed Group, 15th Floor (facsimile no. 212-412-
0323), (vii) in the case of Duff & Phelps, to 55 East Monroe Street, Chicago, Illinois 60603, Attention: Structured Finance Department (facsimile no. (312) 263-2650), (viii) in the case of Fitch, to One State Street Plaza, New York, New York, Attention: Structured Finance Department (facsimile no. (212) 480-4438), and (ix) to any other Person as specified in any Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

          (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such Notice. In addition, (a) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to

Investor Certificateholders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (b) in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Investor Certificateholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

          Section 13.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Certificates or the rights of the Certificateholders.

          Section 13.07. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that the Certificates upon authentication and delivery thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

          Section 13.08. Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          Section 13.09. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Investor Certificateholders, the Servicer, the Trustee, the Seller, the Paying Agent, the Authenticating Agent, the Transfer Agent, the Registrar, the Series Enhancers and each holder of a Supplemental Certificate shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust or the Seller, acquiesce, petition or otherwise invoke or cause the Trust or the Seller to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust or the Seller under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Seller or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust or the Seller.

          Section 13.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          Section 13.11. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 13.12. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, any Series Enhancer and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

          Section 13.13. Actions by Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Certificateholders, such action or Notice may be taken or given by any Certificateholder, unless such provision requires a specific percentage of Certificateholders.

          (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

          Section 13.14 Limitation on Voting of Preferred Stock. The Trustee shall hold the Preferred Stock of the Seller in trust, for the benefit of the Certificateholders and shall vote such stock only pursuant to the written instructions of Certificateholders holding more than 50% of the Aggregate Invested Amount of all Series of Certificates then outstanding. The Preferred Stock shall be non-transferable except pursuant to the written instructions of Certificateholders holding 100% of the Aggregate Invested Amount of all Series of Certificates then outstanding and the Rating Agency Condition has been satisfied.

          Section 13.15. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          Section 13.16. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          Section 13.17. Construction of Agreement. The Seller hereby grants to the Trustee a security interest in all of the Seller's right, title and interest in, to and under the Receivables now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto and all "proceeds" thereof and any other Trust Assets, to secure all the Seller's and Servicer's obligations hereunder, including the Seller's obligation to sell or transfer Receivables hereafter created to the Trust. This Agreement shall constitute a security agreement under applicable law.

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                              HOUSEHOLD AFFINITY FUNDING
                              CORPORATION, Seller,


                              By /s/ Steven H. Smith
                                 -----------------------------
                                 Title:


                              HOUSEHOLD FINANCE CORPORATION,
                                Servicer,


                              By /s/ B.B Moss, Jr.
                                 -----------------------------
                                 Title:

                              THE BANK OF NEW YORK, Trustee,


                              By /s/ Todd N. Niemy
                                 -----------------------------
                                 Title:

                                                                       EXHIBIT A


                        FORM OF HAFC SELLER CERTIFICATE


          THIS HAFC SELLER CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS HAFC SELLER CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.


          THIS HAFC SELLER CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. R-                                                                  One Unit

                 HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I
                            HAFC SELLER CERTIFICATE

                    THIS CERTIFICATE REPRESENTS AN INTEREST
                            IN CERTAIN ASSETS OF THE
                 HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I

Evidencing an interest in a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts by Household Bank, f.s.b. (the "Bank").

           (Not an interest in or obligation of the Bank, the Seller
                           or any affiliate thereof)

          This certifies that HOUSEHOLD AFFINITY FUNDING CORPORATION (the "Seller"), is the registered owner of a fractional interest in the assets of a trust (the "Trust") not allocated to the Certificateholders' Interest or the interest of any holder of a Supplemental Certificate pursuant to the Pooling and Servicing Agreement dated as of April 30, 1993 (as amended and supplemented, the "Agreement"), by and among the Seller, Household Finance Corporation, as Servicer, and The Bank of New York, as trustee (the "Trustee"). The corpus of the Trust consists of (i) a portfolio of all receivables (the "Receivables") existing in the revolving credit card accounts identified under the Agreement from time to time (the "Accounts"), (ii) all Receivables generated under the Accounts from time to time thereafter, (iii) funds collected or to be collected from cardholders in respect of the Receivables, (iv) all funds which are from time to time on deposit in the Collection Account and in the Series Accounts,
(v) the benefits of any Series Enhancements issued and to be issued by Series Enhancers with respect to one or more Series of Investor Certificates and (vi) all other assets and interests constituting the Trust. Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested from the Trustee by writing to the Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

          This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended and supplemented from time to time, the Seller by virtue of the acceptance hereof assents and is bound.

          The Receivables consist of Principal Receivables which arise generally from the purchase of merchandise and services and amounts advanced to cardholders as cash advances and Finance Charge and Administrative Receivables which arise generally from Periodic Rate Finance Charges, Cash Advance Fees, Late Payment Fees and annual membership fees with respect to the Accounts.

          This Certificate is the HAFC Seller Certificate, which represents part of the Seller's interest in certain assets of the Trust, which includes the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Agreement. The aggregate interest represented by the HAFC Seller Certificate at any time in the Receivables in the Trust shall not exceed the Seller's Interest at such time. In addition to the HAFC Seller Certificate, (i) Investor Certificates will be issued to investors pursuant to the Agreement, which will represent the Certificateholders' Interest, and (ii) Supplemental Certificates may be issued pursuant to the Agreement, which will represent that portion of the Seller's Interest not allocated to the Seller. This HAFC Seller Certificate shall not represent any interest in the Collection Account, the Series Accounts or any Series Enhancements, except as expressly provided in the Agreement.

          The Seller has entered into the Agreement, and this Certificate is issued, with the intention that, for Federal, state and local income and franchise tax purposes only, the Investor Certificates will qualify as indebtedness of the Seller secured by the Receivables. The Seller, by entering into the Agreement and by the acceptance of this Certificate, agrees to treat the Investor Certificates for Federal, state and local income and franchise tax purposes as indebtedness of the Seller.

          Subject to certain conditions and exceptions specified in the Agreement, the obligations created by the Agreement and the Trust created thereby shall terminate upon the earlier of (i) April 30, 2014, (ii) at the option of the Seller, the day following the Distribution Date on which the Invested Amount for each Series is zero and (iii) the time provided in Section 9.02(b) of the Agreement.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


          IN WITNESS WHEREOF, the Seller has caused this Certificate to be duly executed.

                                HOUSEHOLD AFFINITY FUNDING
                                  CORPORATION


                                By:___________________________________
                                   Name:
                                   Title:


Dated: May 5, 1993

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is the HAFC Seller Certificate described in the within-mentioned Agreement.


THE BANK OF NEW YORK, as Trustee,



By:_______________________________
         Authorized Officer

                                                                       EXHIBIT B


            FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

                       (As required by Section 2.09(c) of
                      the Pooling and Servicing Agreement)


          ASSIGNMENT No. _____ OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as of __________/*/, by and among HOUSEHOLD AFFINITY FUNDING CORPORATION (the "Seller"), HOUSEHOLD FINANCE CORPORATION, as Servicer (the "Servicer"), and THE BANK OF NEW YORK, as Trustee (the "Trustee"), pursuant to the Pooling and Servicing Agreement, dated as of April 30, 1993 (the "Agreement"), by and among the Seller, the Servicer and the Trustee.


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Seller, the Servicer and the Trustee are parties to the Agreement;

          WHEREAS, pursuant to the Agreement, the Seller wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Household Affinity Credit Card Master Trust I (the "Trust") as part of the corpus of the Trust; and

          WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

          NOW, THEREFORE, the Seller, the Servicer and the Trustee hereby agree as follows:

          1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

          "Addition Date" shall mean, with respect to the Additional Accounts designated hereby, __________.

          "Additional Cut-Off Date" shall mean, with respect to the Additional Accounts designated hereby, __________.

          2. Designation of Additional Accounts. The Seller hereby delivers herewith a computer file or microfiche list containing a true and complete schedule identifying all such Additional Accounts specifying for each such Account, as of the

----------------------
/*/To be dated as of the applicable Addition Date.

Additional Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account, which computer file or microfiche list shall supplement Schedule 1 to the Agreement.

          3.   Conveyance of Receivables.

          (a) The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under the Receivables of such Additional Accounts existing at the close of business on the Additional Cut-Off Date and thereafter created from time to time until the termination of the Trust, all Recoveries and Interchange with respect thereto allocable to the Trust pursuant to the Agreement, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC as in effect in the state of California) thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Servicer, the Seller or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers.

          (b) In connection with such sale, the Seller agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of the Receivables to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

          (c) In connection with such sale, the Seller further agrees, at its own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts designated hereby have been conveyed to the Trust pursuant to the Agreement and this Assignment for the benefit of the Certificateholders.

          4. Acceptance by Trustee. Subject to the satisfaction of the conditions set forth in Section 6 of this Assignment, the Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 3(a) of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Trustee the computer file or microfiche list described in
Section 2 of this Assignment.

          5. Representations and Warranties of the Sellers. The Seller hereby represents and warrants to the Trustee, on behalf of the Trust, as of the Addition Date that:

          (a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity;

          (b) Eligibility of Accounts. Each Additional Account designated hereby is an Eligible Account;

          (c) Insolvency. As of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Seller has occurred and the transfer of the Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof;

          (d) Adverse Effect. The addition of the Receivables arising in the Additional Accounts will not result in the occurrence of an Amortization Event;

          (e) Security Interest. This Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of such Seller in the Receivables now existing or hereafter created, all Recoveries and Interchange with respect thereto allocable to the Trust pursuant to the Agreement, all monies due or to become due and all amounts received with respect thereto and the "proceeds" (including "proceeds" as defined in the UCC as in effect in the state of California) thereof, relating thereto or, if this Assignment does not constitute a sale of such property, it constitutes a grant of a first priority perfected "security interest" (as defined in the UCC as in effect in the state of California) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property;

          (f) No Conflict. The execution and delivery by the Seller of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Seller, will not conflict with or violate any Requirements of Law applicable to the Seller or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound;

          (g) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by such Seller of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

          (h) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the execution and delivery of this Assignment by such Seller and the performance of the transactions contemplated by this Assignment by such Seller have been duly obtained, effected or given and are in full force and effect.

          6.   Conditions Precedent.  The acceptance of the Trustee set forth in
Section 4 of this Assignment is subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section 5 of this Assignment shall be true and correct as of the date of this Assignment and as of the Addition Date.

          (b) Agreement. Each of the conditions set forth in Section 2.09(c) of the Agreement applicable to the designation of the Additional Accounts to be designated hereby shall have been satisfied and each of the covenants set forth in Section 2.09(h) of the Agreement applicable to the designation of Additional Accounts to be designated hereby shall have been fulfilled.

          7. Ratification of Agreement. The Agreement is in all respects ratified and confirmed and the Agreement as supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

          8. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          9. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

                              HOUSEHOLD FINANCE CORPORATION,
                                  Servicer


                              By: _______________________________
                                  Name:
                                  Title:



                              HOUSEHOLD AFFINITY FUNDING
                                CORPORATION, Seller


                              By: _______________________________
                                  Name:
                                  Title:



                              THE BANK OF NEW YORK, Trustee


                              By: _______________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT C


            FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS
                        (As required by Section 2.10 of
                      the Pooling and Servicing Agreement)

          REASSIGNMENT No. __________ OF RECEIVABLES dated as of ____________/1/, by and among HOUSEHOLD AFFINITY FUNDING CORPORATION (the "Seller"), HOUSEHOLD FINANCE CORPORATION, as Servicer (the "Servicer"), and THE BANK OF NEW YORK, as Trustee (the "Trustee"), pursuant to the Pooling and Servicing Agreement, dated as of April 30, 1993 (the "Agreement"), by and among the Seller, the Servicer and the Trustee.


                              W I T N E S S E T H:
                              -------------------

          WHEREAS the Seller, the Servicer and the Trustee are parties to the Agreement;

          WHEREAS pursuant to the Agreement, the Seller wishes to remove all Receivables from certain designated Accounts of the Seller (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Seller; and

          WHEREAS the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

          NOW, THEREFORE, the Seller, the Servicer and the Trustee hereby agree as follows:

          1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, _______________.

          2. Designation of Removed Accounts. The Seller shall deliver herewith to the Trustee a computer file or microfiche list containing a true and complete schedule identifying all Accounts the Receivables of which are being removed from the Trust, specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account, which computer file or microfiche list shall supplement Schedule 1 to the Agreement.

-------------------------
/1/  To be dated as of the Removal Date.

          3. Conveyance of Receivables. (a) The Trustee does hereby transfer, assign, set over and otherwise convey to the Seller, without recourse, on and after the Removal Date, all right, title and interest of the Trust in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof [but excluding all Recoveries relating thereto].

          (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Seller on or prior to the date this Reassignment is delivered, such termination statements with respect to the Receivables now existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trust of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest. The Seller shall record and file such termination statements.

          4. Acceptance by Trustee. The Trustee hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Reassignment, the Seller delivered to the Trustee the computer file or microfiche list described in Section 2 of this Reassignment.

          5. Representations and Warranties of the Sellers. The Seller hereby represents and warrants to the Trustee, on behalf of the Trust, as of the Removal Date:

          (a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect.

          (b) Adverse Effect. The removal of the Removed Accounts will not result in the occurrence of an Amortization Event.

          6. Conditions Precedent. The removal of the Removed Accounts is subject to the satisfaction on or prior to the Removal Date, of the following conditions precedent:

          Officer's Certificate. The Seller shall have delivered to the Trustee an Officer's Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.10 of the Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether existing at the close of business on the Removal Date or thereafter created from time to time have been satisfied, and (ii) each of the representations and warranties made by the Seller in Section 5 hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          7. Ratification of Agreement. The Agreement is in all respects ratified and confirmed and the Agreement as supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

          8. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          9. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.


                              HOUSEHOLD FINANCE CORPORATION,
                                  Servicer


                              by: __________________________________
                                  Title:



                              HOUSEHOLD AFFINITY FUNDING
                                CORPORATION, Seller


                              by: __________________________________
                                  Title:



                              THE BANK OF NEW YORK, Trustee


                              by: __________________________________
                                  Title:

                                                                       EXHIBIT D



                     FORM OF ANNUAL SERVICER'S CERTIFICATE

                   (To be delivered on or before March 31 of
               each calendar year beginning with March 31, 1994,
                  pursuant to section 3.05 of the Pooling and
                     Servicing Agreement referred to below)


                         HOUSEHOLD FINANCE CORPORATION


                   ----------------------------------------

                 HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I

                   ----------------------------------------


          The undersigned, a duly authorized representative of Household Finance Corporation, as Servicer (the "Servicer"), pursuant to the Pooling and Servicing Agreement, dated as of April 30, 1993 (as amended and supplemented, the "Agreement"), by and among the Servicer, Household Affinity Funding Corporation (the "Seller") and The Bank of New York, as Trustee (the "Trustee"), does hereby certify that:


               1. The Servicer is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

               2. The undersigned is a servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

               3. A review of the activities of the Servicer during the calendar year ended December 31, 199_, and of its performance under the Agreement was conducted under my supervision.

               4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

               5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, 199_, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: [If applicable, insert "None."]

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ___ day of ______________.

                              HOUSEHOLD FINANCE CORPORATION,
                                  as Servicer



                              By: ___________________________________
                                  Name:
                                  Title:

                                                                     EXHIBIT E-1

                          PROVISIONS TO BE INCLUDED IN
                               OPINION OF COUNSEL
                           WITH RESPECT TO AMENDMENTS
                     TO THE POOLING AND SERVICING AGREEMENT
                          TO BE DELIVERED PURSUANT TO
                              SUBSECTION 13.02(d)(i)
                    --------------------------------------


          (i) The amendment to the Pooling and Servicing Agreement, attached hereto as Schedule 1 (the "Amendment"), has been duly authorized, executed and delivered by the Seller constitutes the legal, valid and binding agreement of the Seller, and enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally from time to time in effect.

          (ii) The Amendment has been entered into in accordance with the terms and provisions of Section 13.01 of the Pooling and Servicing Agreement.

          (iii) The Amendment will not adversely affect in any material respect the interests of the Investor Certificateholders of any Series of Certificates. [Include clause (iii) only in the case of amendments effected pursuant to subsection 13.01(a) of the Pooling and Servicing Agreement.]





                                     E-1-1

                                                                     EXHIBIT E-2

                          PROVISIONS TO BE INCLUDED IN
                               OPINION OF COUNSEL
                          TO BE DELIVERED PURSUANT TO
        SUBSECTIONS 2.09(c) (ix) and (d)(iii) and 13.02(d)(ii) and (iii)
        ----------------------------------------------------------------


          The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinions of counsel to the Seller delivered on the Closing Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement and in the Assignment.

          1. The Trustee has a valid perfected first priority security interest with respect to the Bank's right, title and interest in and to the Receivables arising in [the Additional Accounts] [New Accounts designated since [date]].




                                     E-2-1

                                                                     EXHIBIT E-3

                          PROVISIONS TO BE INCLUDED IN
                           ANNUAL OPINION OF COUNSEL
                             DELIVERED PURSUANT TO
                              SUBSECTION 13.02(d)(v)
                        --------------------------------------


          The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinions of counsel to the Seller delivered on the Closing Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement and in the Assignment.

          1. The Trustee has a valid perfected first priority security interest with respect to the Bank's right, title and interest in and to the Receivables transferred to the Trust.



                                     E-3-1

                                                                      SCHEDULE 1



                                List of Accounts
                                ----------------

                      [Original list delivered to Trustee]

                       Amendment to Amended and Restated
                        Pooling and Servicing Agreement

     This AMENDMENT TO AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT dated as of April 12, 1995 (this "Amendment") is among Household Affinity Funding Corporation, a Delaware corporation, as Seller, Household Finance Corporation, a Delaware corporation, as Servicer and THE BANK OF NEW YORK, a New York banking corporation, as Trustee. This Amendment amends the Amended and Restated Pooling and Servicing Agreement dated as of August 1, 1993 (the "Pooling and Servicing Agreement") among the parties listed in the preceding sentence.

                                   RECITALS

     The parties hereto are parties to the Pooling and Servicing Agreement. All capitalized terms not otherwise defined herein shall have the meanings assigned such terms in the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement permits pursuant to Section 13.01(a) thereof amendments without the consent of any Certificateholders to the extent that such amendment does not have an Adverse Effect.

     The parties hereto desire to amend the definition of Business Day to correct an error and render such definition consistent with prospectuses delivered to such Certificateholders.

     The Seller believes that the amendment to such definition meets the expectations of Certificateholders and, therefore, will not have an Adverse Effect.

     The parties hereto also desire to permit the return of Defaulted Receivables to the Seller in order to facilitate servicing and increase Recoveries.

     The Seller believes that this amendment will benefit Certificateholders and will not have an Adverse Effect.

     Now, therefore, in consideration of the mutual agreements herein contained, each party hereto agrees as follows for the benefit of the other parties, the Certificateholders and any Series Enhancer to the extent provided herein and in any supplement.

                                   AMENDMENT

     SECTION 1:  Amendment

     Section 1.01 of the Pooling and Servicing Agreement is hereby amended by deleting the definition of "Business Day" and inserting in lieu thereof the following:

          "Business Day" shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Prospect Heights, Illinois, Wood Dale, Illinois, Newport Beach, California, Salinas, California, or the State of Nevada or any other State in which the principal executive offices of the Bank or any Additional Seller are located, are authorized or obligated by law, executive order or governmental decree to be closed or
     (c) for purposes of any particular Series, any other day specified in the applicable Series Supplement; provided that with respect to any date designated for determination of a rate based upon the London interbank market, "Business Day" shall mean any day other than any day on which banking institutions in London, England are authorized or obligated by law, executive order or government decree to be closed.

     Section 2.10 of the Pooling and Servicing Agreement is hereby amended by adding new paragraph (vi) after the current text of Section 2.10.

          (vi) Servicer and/or Seller may at any time on behalf of the Trust sell all Receivables in an Account if all such Receivables are Defaulted Receivables and the Bank has terminated its credit line to the obligor thereof to any third party free and clear of any claim or interest in the Trust to such Receivables provided that the price the Servicer or Seller shall receive from such third party shall be deemed a Recovery and shall be applied as provided herein. The Trust's rights to any Recoveries shall be limited to the receipt of the purchase price. Upon such sale, the Trust shall automatically and without further action or consideration be deemed to transfer, set over and otherwise convey to the Servicer or Seller with respect to such Account, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Receivables in such Account, including all monies due or to become due with respect thereto, all proceeds thereof and any Insurance Proceeds relating thereto.

     SECTION 2:  Miscellaneous
                 -------------

     (a) Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     (b) Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first written above.

                                        HOUSEHOLD FINANCE CORPORATION



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                                        Name:
                                        Title:


                                        HOUSEHOLD AFFINITY FUNDING CORPORATION



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                                        Name:
                                        Title:



                                        THE BANK OF NEW YORK



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                                        Name:
                                        Title: